
As filed with the Securities and Exchange Commission on ________, 2000            Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------

                              iGOHEALTHY.COM, INC.
                        ---------------------------------
             (Exact Name of registrant as specified in its charter)


      Colorado                          91-2079221                     7375
   (State or other jurisdiction        (IRS Employer            (Primary Standard
    of incorporation)               Identification Number)     Industrial Classification Code)


                       11693 San Vicente Blvd., Suite 310
                              Los Angeles, CA 90049
                                 (253) 660-3085
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                    Farid E. Tannous, Chief Executive Officer
                      Bill Glaser, Chief Operating Officer
                       11693 San Vicente Blvd., Suite 310
                              Los Angeles, CA 90049
                                 (253) 660-3085
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                               David M. Loev, Esq.
                               Vanderkam & Sanders
                         440 Louisiana Street, Suite 475
                              Houston, Texas 77002
                                 (713) 547-8900

              Approximate date of commencement of proposed sale to
         the public: As soon as practicable after the effective date of this Registration Statement.

--------------------------------------------------------------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

--------------------------------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE


============================================== ================= ================= =================== ===============

                                                                 Proposed Maximum   Proposed Maximum
                                                                     Offering          Aggregate         Amount of
Title of Each Class of                           Amount to be    Price Per Share     Offering Price     Registration
Shares to be Registered                           Registered                                             Fee (1)(2)
---------------------------------------------- ----------------- ----------------- ------------------- ---------------

Common Shares ($0.001 par value)                      1,000,000         $0.25 (1)         $250,000.00          $66.00
============================================== ================= ================= =================== ===============

(1)  There is no current market for the securities.
(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457(f)(2).

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the SECURITIES Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

         The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS                              Subject to Completion, Dated  ____, 2000



                                 iGoHealthy.com
                        1,000,000 Shares of Common Stock
                         Offering Price $0.25 per Share


         The Registration Statement of which this Prospectus forms a part of relates to the offer and sale of up to 1,000,000 shares of $0.001 par value common stock ("Shares" or "Common Stock") of iGoHealthy.com, Inc., a Colorado corporation (the "Company") at an offering price of $0.25 per share on a "best efforts" basis (the "Offering") pursuant to the terms of this Prospectus for the purpose of providing start-up and working capital for the Company. All costs incurred in the registration of the Shares are being borne by the Company.

         iGoHealthy.com, Inc. was originally incorporated as Centurion Properties Development Corporation in the State of Colorado on June 13, 1996 to engage in the business of real estate development and management consulting. However, since inception, the Company has remained dormant and to date has no operations other than organizational tasks including issuing shares to its original shareholders, raising initial capital and developing a business plan. On October 16, 2000, the name of the corporation was changed to iGoHealthy.com, Inc. in order to pursue the current business plan.

         We are developing an Internet-based shopping mall through which consumers will be able to make purchases from a carefully selected group of quality retailers that offer health-related merchandise and services most in demand among online shoppers. We will offer discounts on merchandise purchased through our web site from our affiliated retailers to those who register as members of our shopping program. Accumulated discounts, or HealthyBucks, will be redeemable at the option of each member of our shopping mall for rewards of cash, gift certificates, or charitable donations. Our web site and related software are being designed to feature ease of use, privacy and security. In developing our shopping mall, we intend to capitalize on the extraordinary growth in consumer shopping online that is currently taking place and is projected to continue over the next several years.

         We have no operations and revenues and limited capital. Prior to the Offering of the Shares as described herein, there has been no public market for the Common Stock of the Company and there are no assurances that a public market will develop following completion of this Offering or that, if any such market does develop, it will be sustained.

                                                               Underwriting
                                                                  Discounts           Proceeds to
                              Price to Public (1)       and Commissions (2)            Issuer (3)
                           ---------------------- -------------------------      ----------------

         Per Share                          $0.25                     $0.00                 $0.25
         Total Maximum                $250,000.00                     $0.00           $250,000.00

(1)  Maximum of 1,000,000 Shares may be sold on a "best efforts" basis.

(2) We have chosen not to use an underwriter for the distribution. See "Plan of Distribution."

(3) The Net Proceeds to the Company is before the payment of certain expenses in connection with this Offering estimated at $20,000.

         Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" CONTAINED IN THIS PROSPECTUS BEGINNING ON PAGE 9.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SECURITIES DESCRIBED HEREIN ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFERING, WITHOUT NOTICE. IN ADDITION, THE RIGHT IS RESERVED TO CANCEL ANY CONFIRMATION OF SALE EVEN IF THE PURCHASE PRICE HAS BEEN PAID, IF IN THE OPINION OF THE COMPANY OR ANY PARTICIPATING BROKER-DEALER, COMPLETION OF SUCH SALE WOULD VIOLATE FEDERAL OR STATE SECURITIES LAWS OR A RULE OR POLICY OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

         FOLLOWING THE COMPLETION OF THIS OFFERING, CERTAIN BROKER-DEALERS MAY BE THE PRINCIPAL MARKET MAKERS FOR THE SECURITIES OFFERED HEREBY. UNDER THESE CIRCUMSTANCES, THE MARKET BID AND ASKED PRICES FOR THE SECURITIES MAY BE SIGNIFICANTLY INFLUENCED BY DECISIONS OF THE MARKET MAKERS TO BUY OR SELL THE SECURITIES FOR THEIR OWN ACCOUNT. NO ASSURANCE CAN BE GIVEN THAT ANY MARKETMAKING ACTIVITIES OF THE MARKET MAKERS, IF COMMENCED, WILL BE CONTINUED.

         FOR A PERIOD OF AT LEAST ONE YEAR FOLLOWING CLOSING OF THIS OFFERING, THE COMPANY WILL BE REQUIRED BY THE SECURITIES EXCHANGE ACT OF 1934 TO FILE PERIODIC REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH MATERIAL MAY BE INSPECTED AT THE COMMISSION'S PRINCIPAL OFFICES AT JUDICIARY PLAZA, 450 FIFTH STREET, N.W. WASHINGTON, D.C. 20459 WHERE COPIES MAY BE OBTAINED ON PAYMENT OF CERTAIN FEES PRESCRIBED BY THE COMMISSION OR AT ITS WEB SITE HTTP://WWW.SEC.GOV. THE COMPANY WILL FURNISH TO HOLDERS OF ITS COMMON STOCK ANNUAL REPORTS CONTAINING AUDITED FINANCIAL STATEMENTS EXAMINED AND REPORTED UPON, AND WITH AN OPINION EXPRESSED BY AN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT. THE COMPANY MAY ISSUE OTHER UNAUDITED INTERIM REPORTS TO ITS SHAREHOLDERS AS IT DEEMS APPROPRIATE.

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OPEN OFFER TO BUY INTO SECURITIES OFFERED HEREBY A STATE IN WHICH, OR TO A PERSON TRUE, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE THEREOF. HOWEVER, IF A MATERIAL CHANGE OCCURS, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY FOR ALL EXISTING SHAREHOLDERS, AND FOR ALL PROSPECTIVE INVESTORS WHO HAVE NOT YET BEEN ACCEPTED AS SHAREHOLDERS IN THE COMPANY.

         THIS PROSPECTUS DOES NOT INTENTIONALLY OMIT ANY MATERIAL FACT OR CONTAIN ANY UNTRUE STATEMENT OF MATERIAL FACT. NO PERSON OR ENTITY HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR MAKE A REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT WHICH IS NOT EXPRESSLY PROVIDED FOR OR
CONTAINED IN THIS PROSPECTUS; IF GIVEN OR MADE, SUCH INFORMATION, REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

         THE COMPANY IS NOT A REPORTING COMPANY. EACH PERSON WHO RECEIVES A PROSPECTUS WILL HAVE AN OPPORTUNITY TO MEET WITH REPRESENTATIVES OF IGOHEALTHY.COM., INC. DURING NORMAL BUSINESS HOURS UPON WRITTEN OR ORAL REQUEST TO THE COMPANY, IN ORDER TO VERIFY ANY OF THE INFORMATION INCLUDED IN THIS PROSPECTUS AND TO OBTAIN ADDITIONAL INFORMATION REGARDING IGOHEALTHY.COM, INC. IN ADDITION, EACH SUCH PERSON WILL BE PROVIDED WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE INFORMATION THAT IS INCORPORATED BY REFERENCE IN THE PROSPECTUS AND THE ADDRESS (INCLUDING TITLE OR DEPARTMENT) AND TELEPHONE NUMBER TO WHICH SUCH REQUEST IS TO BE DIRECTED.

         ALL OFFEREES AND SUBSCRIBERS WILL BE ASKED TO ACKNOWLEDGE IN THE SUBSCRIPTION AGREEMENT THAT THEY HAVE READ THIS PROSPECTUS CAREFULLY AND THOROUGHLY, THEY WERE GIVEN THE OPPORTUNITY TO OBTAIN ADDITIONAL INFORMATION; AND THEY DID SO TO THEIR SATISFACTION.

         No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.


                                TABLE OF CONTENTS




PROSPECTUS SUMMARY.......................................................................................7


RISK FACTORS.............................................................................................9


CAPITALIZATION..........................................................................................19


USE OF PROCEEDS.........................................................................................20


DIVIDEND POLICY.........................................................................................20


DETERMINATION OF OFFERING PRICE.........................................................................20


DILUTION................................................................................................20


SELLING SECURITY HOLDERS................................................................................21


PLAN OF DISTRIBUTION....................................................................................21


LEGAL PROCEEDINGS.......................................................................................22


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............................................22


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........................................23


DESCRIPTION OF CAPITAL STOCK............................................................................24


INTEREST OF NAME EXPERTS AND COUNSEL....................................................................25


DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.....................26


ORGANIZATION WITHIN LAST FIVE YEARS.....................................................................26


DESCRIPTION OF BUSINESS.................................................................................26


DESCRIPTION OF PROPERTY.................................................................................41


AVAILABLE INFORMATION...................................................................................41


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...................41


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................................................44


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS................................................44


EXECUTIVE COMPENSATION..................................................................................45


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE....................45

FINANCIAL STATEMENTS...................................................................................F-1

PART I.  INFORMATION REQUIRED IN THE PROSPECTUS

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY
--------------------------------------------------------------------------------

         The following summary highlights certain information found in more detail elsewhere in this Prospectus. As such, before you decide to buy our Common Stock, in addition to the following summary, you are urged to read the entire Prospectus carefully, especially the risks of investing in our Common Stock as discussed under "Risk Factors." (See "Risk Factors" beginning on page
9).

The Company

         iGoHealthy.com, Inc., a Colorado corporation, is a development stage company in the process of establishing an Internet-based shopping mall for health-related retailers. Through our shopping mall, web users that register as our members will be able to make purchases of health-related merchandise and services from a carefully selected group of quality retailers. Our business is intended to capitalize on the extraordinary growth in online retailing, which is currently taking place and projected to continue.

         To attract Internet users to become members of our shopping mall and make purchases through our affiliated retailers, we will offer members rewards, or discounts, for each purchase made by them through our web site. These rewards will be expressed as HealthyBucks. Members who shop through our web site will earn HealthyBucks equal to the dollar amount of any discounts on purchases. We expect that the amount of HealthyBucks earned by our members on most purchases made will be between 3% and 15% of the purchase price, excluding sales tax and handling fees, depending upon the commissions offered to us by our affiliated retailers. Information relating to member purchases, including the amount of HealthyBucks earned, will be posted in our members' online accounts. Each member's account information will be accessible to that member through our web site and will be protected by security measures that are standard in the industry. HealthyBucks will be redeemable by members, at their option, in cash, gift certificates, or charitable donations.

         iGoHealthy.com, Inc. was originally incorporated as Centurion Properties Development Corporation in the State of Colorado on June 13, 1996 to engage in the business of real estate development and management consulting. However, since inception, the company has remained dormant and to date has no operations other than organizational tasks including issuing shares to its original shareholders, raising initial capital and developing a business plan. On October 16, 2000, the name of the corporation was changed to iGoHealthy.com, Inc. in order to pursue the current business plan. Our mailing address is 11693 San Vicente Blvd., Suite 310, Los Angeles, CA 90049, and our telephone number is
(253) 660-3085. We currently maintain a prototype web site at http://www.iGoHealthy.com. Our commercial web site is currently under development and should be operational upon the close of this Offering. Nothing contained on such web site should be construed as a part of this Prospectus.

         This Prospectus includes statistical data regarding the Internet industry. Such data is taken or derived from information published by sources including Jupiter Communications, LLC, Ziff-Davis Inc., and Forrester Research, Inc. Although we believe that the data is generally indicative of the matters reflected therein, the data may be imprecise and investors are cautioned not to place undue reliance on it.

The Offering

     Securities Offered............................................ 1,000,000   shares  of  Common   Stock  (See
                                                                    "Description  of  CAPITAL  STOCK"  beginning
                                                                    on page 24.)

     Shares of Common Stock Outstanding
         Before Offering........................................... 1,710,000


     Shares of Common Stock Outstanding
         After Offering (assuming sale of all Shares offered)...... 2,710,000

     Use of Proceeds...............................................General corporate purposes including working capital, marketing and advertising, web site
                                                                   development, and costs related to this Offering.
                                                                   (See "USE OF PROCEEDS" beginning on  page 20.)

     Risk Factors..................................................The securities offered hereby are speculative and  involve  a high  degree of risk and should
                                                                   not be purchased by investors  who cannot  afford
                                                                   the complete loss  of  their entire investment. (See
                                                                   "Risk Factors" beginning on page 9.)

     Lack of Market for Company Securities..........................There  is   currently   no  market  for  the
                                                                    Company's   Common   Stock;   there   is  no
                                                                    assurance  that any market will develop;  if
                                                                    a   market   develops   for  the   Company's
                                                                    securities,   it  will  likely  be  limited,
                                                                    sporadic   and   highly    volatile.    (See
                                                                    "MARKET   FOR  COMMON   EQUITY  AND  RELATED
                                                                    STOCKHOLDER MATTERS" beginning on page 44)

Summary Financial Information

         You should read the summary financial information presented below for the 10-months ended October 31, 2000, and the financial statements contained elsewhere for the period from inception on June 13, 1996 to October 31, 2000. We derived the summary financial information from our audited financial statements appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

                                                                                  10-Months ended
                                                                                 October 31, 2000
                                                                                ------------------
         STATEMENT OF OPERATIONS DATA:

                  Revenues..................................................... $            0
                  Selling, General and Administrative Expense..................         19,226
                                                                                   ------------
                  Net Income (Loss)............................................ $      (19,226)
                                                                                   ============
         BALANCE SHEET DATA:

                  Cash and Cash Equivalents.................................... $       29,312
                  Working Capital (Deficit)....................................          4,312
                  Total Assets.................................................         54,937
                  Total Liabilities............................................         25,000
                  Stockholders' Equity......................................... $       29,937
                  Income (Loss) Per Common Share
                    Net Income (Loss) per weighted average
                    common share outstanding................................... $       (0.014)
                    Weighted average number of shares outstanding..............      1,401,205


--------------------------------------------------------------------------------
                                  RISK FACTORS
--------------------------------------------------------------------------------

         THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS AND THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS, INCLUDING ALL NOTES THERETO.

         You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our Common Stock. If any of the following risks actually occurs, our business and financial results could be negatively affected to a significant extent.

RISKS RELATED TO OUR OPERATIONS

WE HAVE NO OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US.

         iGoHealthy.com, Inc. was originally incorporated as Centurion Properties Development Corporation in the State of Colorado on June 13, 1996 to engage in the business of real estate development and management consulting. However, since inception, the company has remained dormant and to date has no operations other than organizational tasks including issuing shares to its original shareholders, raising initial capital and developing a business plan. On October 16, 2000, the name of the corporation was changed to iGoHealthy.com, Inc. in order to pursue the current business plan. Since we began our current business through December 8, 2000, we have not generated any revenue. We have been devoting our efforts to various organizational activities. Our organizational activities include entering into an arrangement for the development of our proprietary web site design, raising capital, and preliminary negotiations with prospective retail affiliates. As a result, we have no operating history that you can use to evaluate us. Our business must be considered in light of the risks, expenses, and problems frequently encountered by companies in the early stages of development, particularly companies, like ours, in new and rapidly evolving markets such as Internet commerce.

WE HAVE NO REVENUES AND EXPECT FUTURE LOSSES.

         We expect negative cash flow and operating losses to continue for the foreseeable future. We expect our operating costs to increase, but because we have no operating history, we have no meaningful financial historical data to use as a basis for determining future operating expenses. The principal costs of expanding our business will include:

     * substantial direct and indirect marketing, advertising and promotional costs;

     * costs incurred in connection with hiring staff to meet our anticipated growth; and

     *    costs incurred to accommodate changes in technology.

         As a result, we expect that it will take some time before we begin generating net income. If net operating revenue does not grow at the rate we anticipate, and we are unable to adjust our operating expenses accordingly, then our business and financial results could be substantially and adversely affected. We cannot assure you that we will ever achieve or sustain profitability.

         Our anticipated operating expenses are based in part on our expectations as to future revenue from sales commissions to be paid by our affiliated retailers on sales generated by our online shopping program, as well as the anticipated growth in our membership. We cannot assure you that we have accurately predicted our net revenue, particularly in light of the intense competition for consumers among online shopping networks and direct retailers.

WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE AND IT MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS.

         As of December 8, 2000, we have no revenue and do not expect to generate any revenues until some time after we commence operations following the development of our web site. We anticipate that proceeds from this Offering, together with funds received from our recent private placement offering, commissions from our affiliated retailers on purchases by our members, and the proceeds from the financing of our accounts receivable, will satisfy our working capital requirements for at least the next twelve months. After that, we may need to raise additional funds in order to finance our operations while we develop our membership base and relationships with retailers. We cannot assure you that financing will be available on terms favorable to us, or at all. If adequate funds are not available on acceptable terms, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results, and we may need to delay full deployment of our online shopping program.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN WHICH ABILITY IS DEPENDENT ON THE NET PROCEEDS OF THIS OFFERING.

         Singer Lewak Greenbaum & Goldstein LLP, in their independent auditors' report, have expressed "substantial doubt" as to our ability to continue as a going concern based on operating losses we have incurred since inception. Our financial statements do not include any adjustments that might result from the outcome of that uncertainty. The going concern qualification is also described in Note 2 of the notes to our financial statements.

         Without the net proceeds from this Offering, our ability to remain in business will be in jeopardy and therefore, all investors in our Company may lose their entire investment.

WE CANNOT PREDICT OUR SUCCESS BECAUSE OUR BUSINESS MODEL IS UNPROVEN.

         Our success depends on continued growth in the use of the Internet for the purchase of health-related merchandise and services. Although Internet commerce has grown substantially and is projected to increase, we cannot be certain that this growth will continue to increase at the present rate, or at all. Critical issues concerning the increased use of the Internet, including security, reliability, cost, ease of access and quality of service, remain unresolved and are likely to affect further development of electronic commerce generally, as well as the market for our online shopping mall.

         The success of our business will ultimately depend on acceptance of our online shopping mall by our potential affiliated retailers and by Internet users generally. Our success will also depend on our ability to compete with other online retailers, including direct retailers, and aggregators that provide consumers with electronic links to a network of direct retailers, on the basis of quality and range of merchandise and membership rewards. As we have not yet begun operations and have no members and retail affiliates, we cannot reliably predict the future success of our business and we cannot assure you that we will be successful in attracting members or securing relationships with affiliated retailers.

OUR BUSINESS AND BUSINESS PROSPECTS WILL SUFFER SIGNIFICANTLY IF OUR WEB SITE DESIGN IS NOT COMPLETED ADEQUATELY AND ON TIME.

         Fluidesign Studios ("Fluidesign") has been selected to develop the design of our web site, at www.iGoHealthy.com, which includes the design of all software required to operate our online shopping mall during the first six months of operations, as described in this Prospectus. Under our agreement, Fluidesign is required to complete our web site design in fully operational form no later than March 31, 2001, provided that work on the web site commences within 60 days from the date of the agreement (November 30, 2000). The timely completion and proper performance of our web site is critical to our business and our ability to attract members and retailers alike. Any failure by Fluidesign to complete our web site design on time with all features operating properly will substantially hurt our business and business prospects. Even if Fluidesign completes our web site design on time, any subsequent system failure that interrupts its functioning or the functioning of any of its features, or decreases response time will impair our ability to attract and retain members and retailers, and disrupt purchasing through our online shopping mall and consequently reduce our revenues.

SYSTEM DISRUPTIONS COULD HAVE A SUBSTANTIVE NEGATIVE EFFECT ON OUR BUSINESS.

         We will use the web site design and related software developed for us by Fluidesign in substantially all aspects of our online shopping mall, including all connections to members, retail affiliates and tracking services. Reliability and efficiency of our system remains untested because our system is under development. Our agreement with Fluidesign requires Fluidesign to make adjustments and modifications to our web site for a period of six months after the web site begins to operate. If, during this six-month period or anytime thereafter, Fluidesign or another third party is unable to modify our web site as may be necessary to accommodate increased traffic or increases in the volume of information processed through our systems from members, retailers and tracking services, we could experience system disruptions, slow response times, impaired quality and speed of downloading information and delays in updating member accounts. Any of these events could have a substantial negative effect on our business and financial results.

OUR ABILITY TO ATTRACT AND RETAIN MEMBERS DEPENDS ON FACTORS WE CANNOT CONTROL.

         Our success will depend, to a great extent, on our ability to attract and retain members. Our ability to attract and retain members will depend, in turn, on a number of factors, many of which are beyond our control. These factors include:

     *    our  ability  to  attract   enough   quality   health-related   retail
          affiliates;

     * competition from direct retailers and other aggregators and web sites offering similar merchandise, lower prices, and/or additional rewards;

     * the date on which we commence operations, particularly if our web site design is not fully operational on the expected delivery date;

     * the extent to which our web site design, when developed, is easy for members and prospective members to use and understand;

     *    our ability to fund advertising and other promotional activities;

     *    the success of our promotional activities;

     * the quality of customer support and services provided to members by our retail affiliates; o whether our discount percentage on all purchases remains competitive with the discounts offered by other online retailers and aggregators; and

     * the date by which we commence operations, since prospective members may make purchases from our competitors during any delay in the start of our operations.

         Because of these and other factors, we cannot accurately predict our membership growth rate or our future revenues.

OUR ABILITY TO ATTRACT AND RETAIN RETAIL AFFILIATES OFFERING QUALITY MERCHANDISE COULD HAVE A SIGNIFICANT EFFECT ON OUR BUSINESS AND FINANCIAL RESULTS.

         We will be dependent on our affiliated retailers for most of our revenue and for all product and service fulfillment. We will not sell any products or services directly to members, as we have no fulfillment operations or facilities of our own. Instead, we will provide an electronic link from our members to our retail affiliates. Only our retail affiliates will sell products or services through our online shopping mall.

         Our success depends, to a great extent, on our ability to attract and retain retailers offering the types of health-related merchandise and services in demand by online customers. Our ability to attract and retain such retailers will depend on a number of factors, many of which are beyond our control. These factors include:

     *    our ability to attract and retain a significant number of members;

     *    the amount our members spend;

     *    competition  for retailers from other online  aggregators  and others;
          and

     * the ease with which our web site design, when developed, interfaces with the web sites and software systems of participating retailers, tracking services and others.

         We cannot assure you that we will be able to establish or maintain relationships with quality retail affiliates. Even if we are able to establish and maintain these relationships, we cannot assure you that we will be able to do so on terms favorable to us or in the numbers we need to become profitable. In addition, our failure to affiliate with a large number of quality online retailers shortly after we begin operations may result in our members and prospective members shopping online with our competitors. Our failure to affiliate with a sufficient number of quality retailers in a timely manner could have a substantial negative effect on our business and financial results.

         Although we plan to monitor the types of products and services our members and prospective members seek to purchase online and to offer links to retailers selling these products and services online, we cannot assure you that our decisions in this regard will be accurate. Our ability to build a substantial membership base on a timely basis will depend upon the ability of our affiliated retailers to supply the requested products and services in the ordinary course of business. If our affiliated retailers fail to meet their commitments to our members, our business and financial results would be substantially, adversely affected.

OUR QUARTERLY OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY AND MAY BE BELOW EXPECTATIONS OF INVESTORS AND ANALYSTS.

         Our revenues and expenses, and in particular our quarterly revenues, expenses and operating results, may fluctuate significantly due to a variety of factors, many of which are outside of our control. These factors include:

     *    the seasonal nature of consumer spending;

     * the pace at which Internet users become members of our shopping program;

     * the rate at which we enter into affiliate relationships with online retailers;

     *    changes in commission rates paid to us by our retail affiliates;

     *    price competition in electronic commerce;

     * capital expenditures and costs related to expanding and improving our web site design;

     *    our   ability   to   protect   our  web  site  from   power  loss  and
          software-related system failures;

     * changes in our operating expenses including, in particular, costs of personnel, marketing, advertising and promotion;

     *    the introduction of rewards by us or our competitors; and

     * economic conditions specific to the Internet and retail industries, as well as general economic and market conditions.

         Because of the potential for significant fluctuations in our quarterly results, you should not rely on quarter-to-quarter comparisons of our future results of operations as an indication of subsequent performance.

WE MAY HAVE DIFFICULTY MANAGING OUR GROWTH AS PLANNED.

         To manage our anticipated growth, we must:

     * implement and continually improve our operational, financial and management information systems;

     *    hire, train and retain additional qualified personnel;

     *    expand and upgrade core technologies; and

     * effectively manage relationships with our members, retail affiliates, their tracking services and other third parties.

         Our expansion could place a significant strain on our services and support operations, sales and administrative personnel, and other resources.

         Our web site design, when completed by Fluidesign, may not be adequate to meet our growth plans, even though our contract with Fluidesign requires them to provide us with adequate controls and procedures for our operations. This potential inadequacy could result in our inability to provide our services on a timely basis and a consequent loss of members and revenues. We cannot assure you that our systems, procedures or controls will be adequate to support our operations or services. Nor can we assure you that our management, the members of which have no experience with an Internet-based, development stage company, will be capable of fully exploiting the market for our services. Our failure to manage growth effectively could have a substantial, negative effect on our business and financial results.

IF WE DO NOT CONTINUALLY UPGRADE OUR TECHNOLOGY, WE MAY NOT BE ABLE TO COMPETE IN OUR INDUSTRY.

         We will need to expand and upgrade our web site on a continuing basis, as our membership and affiliate programs expand. We are totally dependent on the services of third parties, such as Fluidesign, to upgrade our technology and ensure a high level of service and reliability. We cannot assure you that services of these parties will be available, or adequate for our purposes, when we need them. Our inability to secure adequate services from these third parties, when needed, could have a substantial, negative effect on our business and financial results.

OUR NETWORK MAY BE VULNERABLE TO SECURITY RISKS.

         Although our agreement with Fluidesign requires them to include standard security measures in our web site design, our online system may nevertheless be vulnerable to unauthorized access, computer viruses and other disruptions. The web sites of our retail affiliates, their tracking service or our members may be similarly vulnerable. Internet service providers have in the past experienced and may experience in the future interruptions in service as a result of the accidental or intentional actions of Internet users. We have no control over the security measures that Internet service providers or our retail affiliates, members, or web site visitors adopt, although we regard the security measures adopted by online retailers as one factor in deciding whether to affiliate with them. Unauthorized access could also potentially jeopardize the security of confidential information, such as member account information stored in computer systems maintained by us, our retail affiliates or their tracking services. These events may result in liability to us or harm to our members or retail affiliates.

         Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to our members, which could have a substantial adverse effect on our business and financial results. In addition, the threat of these and other security risks may deter prospective visitors from becoming members or deter members from shopping through our online mall. These deterrents could have a substantial adverse effect on our business and financial results.

         Our security measures will be designed to prevent any physical or electronic break-ins and attacks on our facilities and system, and to minimize the effect of any such event if it were to occur. Any security breach, however, could result in interruptions, delays or cessation in service which could have a substantial adverse effect on our business and financial results. Although we expect to have business interruption insurance covering interruptions of our operations resulting from physical damage to our property, we will not have data loss insurance to cover losses from, and recovery and data reconstruction costs related to, certain security breaches on our web site, if no interruption has occurred. In addition, in the event of an interruption of our operations, our business interruption insurance may not be sufficient to cover our expenses resulting from any such occurrence. This could also damage our reputation and the value of the iGoHealthy brand name.

OUR SERVICES ARE SUSCEPTIBLE TO DISRUPTIONS DUE TO PHYSICAL CAUSES.

         Our  systems  and   operations   are  also   vulnerable  to  damage  or
interruption from fire, flood, power loss, telecommunications failures and similar events. Any such interruptions or delays at our facilities would have a substantial adverse effect on our business and financial results. We have no formal disaster recovery plan, and our business interruption insurance may not adequately compensate us for losses that may occur. The occurrence of any or all of these events could also damage our reputation and brand name, thus impairing our business substantially.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS FOR PRODUCTS SOLD BY AFFILIATED RETAILERS THROUGH OUR WEB SITE.

         Members may sue us if any product sold to them by our affiliated retailers through our web site fails to perform properly or injures the user. Liability claims could require us to spend significant time and money in litigation and/or pay significant damages. As a result, any of these claims, whether or not valid or successfully prosecuted, could have a substantial, adverse effect on our business and financial results.

Government Regulation of Products Could Adversely Affect Viability of SELLING VITAMIN, SUPPLEMENTS AND MINERALS.

         In the United States, extensive federal government regulations may restrict the way participating retailers' sell their dietary supplement products, resulting in restrictions on these products and content which may result in significant additional expenses. Also, numerous U.S. governmental agencies may regulate the manufacture, packaging, labeling, advertising, promotion, distribution and sale of dietary supplement products. The primary regulatory agency in the United States for these products is the Food and Drug Administration (FDA). The laws, regulations and enforcement policies governing dietary supplement products are relatively new and still evolving and we cannot predict what enforcement positions the FDA or other governmental agencies may take with respect to selling and marketing efforts employed by our participating retailers. In general, the dietary supplement industry has adopted more aggressive interpretations of these laws than have the relevant regulatory agencies.

         Next, U.S. federal, state and local government regulations may restrict the products our participating retailers distribute. The U.S. FDA regulates vitamin, supplements and other health care products under the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder. These products are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. Additionally, the U.S. Federal Trade Commission regulates advertising and other forms of promotion and methods of marketing of these products under the Federal Trade Commission Act. Also, various state and local agencies may also regulate the manufacture, labeling and advertising of these products.

         We cannot be certain that our participating retailers comply with laws and regulations in this area are or will be deemed sufficient by the appropriate regulatory agencies. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of their products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against our participating retailers, this could cause an immediate decrease in our revenues, cause us to incur significant additional expenses and result in a decrease in our stock price.

RISKS RELATED TO THE MARKET FOR ELECTRONIC COMMERCE GENERALLY AND ONLINE RETAILING IN PARTICULAR

OUR SUCCESS IS DEPENDENT ON THE CONTINUED GROWTH OF ONLINE COMMERCE.

         Our future success is substantially dependent upon continued growth in the use of the Internet to purchase merchandise and services, as well as the continued reliability of the Internet generally. Use of the Internet as a means of commerce is at an early stage of development, and demand and market acceptance for retail marketing over the Internet is uncertain. We will be dependent on revenue from electronic commerce as our sole source of revenue. We cannot predict the extent to which consumers will be willing to shift their purchasing habits from traditional retailers to online retailers. The Internet may not prove to be a viable commercial marketplace for a number of reasons, including lack of acceptable security technologies, inconsistent quality of service, and the lack of cost-effective, high-speed service. The viability of the Internet could decline as a result of, among other things, delays in the adoption of standards and protocols to handle increased activity. If Internet use does not continue to grow or grows more slowly than expected, our business and financial results may be adversely affected.

WE MAY BE HELD LIABLE FOR ONLINE CONTENT PROVIDED BY THIRD PARTIES.

         Although Fluidesign will represent to us that our web site design will not infringe upon the proprietary rights of others, no assurance can be given that such infringement claims will not be asserted against us. Such claims and any resulting litigation may subject iGoHealthy.com to significant liability for damages, and result in invalidation of our proprietary rights. Claims and litigation would also be time consuming and expensive to defend, and result in the diversion of management time and attention, any of which might have a significant adverse effect on our business and financial results.

         In part, our business involves supplying information to Internet users, members and retail affiliates via the Internet. Accordingly, we face the same types of risks that apply to all businesses that publish or distribute information, such as potential liability for defamation, libel, invasion of privacy, copyright or trademark infringement and similar claims. A number of third parties have claimed that they hold patents covering various forms of online transactions or online technologies. In addition, our liability insurance may not cover potential patent or copyright infringement claims and may not adequately indemnify us for any liability that may be imposed.

WE DEPEND ON KEY PERSONNEL AND WILL REQUIRE ADDITIONAL SKILLED EMPLOYEES TO EXECUTE OUR GROWTH PLANS.

         Our potential for success depends significantly on our two executive officers, our Chief Executive Officer, Farid E. Tannous, and Chief Operating Officer, Bill Glaser. We do not carry key-man life insurance on either executive, and do not have employment agreements that would assure us of their services for a stated period of time. Given the early stage of our development and our plans for rapid expansion, the loss of the services of either executive or the services of any other key employees we may hire in the future would have a substantial, adverse effect on our business. We believe that our future success will depend in large part on our ability to attract and retain highly skilled technical, marketing and management personnel. If we are unable to hire the necessary personnel, the development of our business would likely be delayed or prevented. Competition for these highly-skilled employees is intense. As a result, we cannot assure you that we will be successful in retaining our key personnel or in attracting and retaining the personnel we require for expansion.

WE FACE SIGNIFICANT COMPETITION IN THE ONLINE RETAILING INDUSTRY.

         The market for health-related retail goods and services provided via the Internet is new and rapidly evolving. Competition for online consumers is intense and expected to increase significantly. We believe that the principal competitive factors for companies seeking to develop Internet shopping malls are:

     *    number of members;

     *    functionality;

     *    quality of merchandise and retailers;

     *    discounts and rewards;

     *    brand recognition;

     *    member loyalty; o broad demographic focus; and

     *    open access for visitors.

         We could also face competition from all offline and online retailers, including direct retailers, aggregators, web directories, search engines, content sites, commercial online service providers, sites maintained by Internet service providers, traditional media companies and other entities that engage in electronic commerce by developing their own networks of retail affiliates and members or acquiring one of our competitors. We cannot assure you that our competitors and potential competitors will not develop electronic commerce networks that are equal or superior to ours or that will achieve greater market acceptance.

         Nearly  all of our  existing  and  potential  competitors  have  longer operating histories, greater experience in online retailing, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. Because of their greater resources, our competitors are able to undertake more extensive marketing campaigns for their brands and services, and make more attractive offers to potential employees, retail affiliates, and others.

         Our competitors may experience greater growth in online traffic than we do, making their online retail programs more attractive to our retail affiliates, some of whom might sever or decide not to renew their relationships with us. We cannot assure you that we will be able to compete successfully against our current or future competitors or that our business and financial results will not suffer from competition.

WE ARE HEAVILY DEPENDENT ON OUR PROPRIETARY TECHNOLOGY AND THE DEVELOPMENT OF OUR BRAND NAME.

         We regard the technology being developed by Fluidesign as proprietary to iGoHealthy.com, and we will attempt to protect it by relying on trademark, service mark and trade secret laws and other methods. We also intend to enter into confidentiality agreements with our employees and consultants. Despite these precautions, third parties may be able to copy or otherwise use our proprietary information without authorization or develop similar technology independently. We cannot assure you that the steps we take have prevented or will prevent misappropriation or infringement of our proprietary information.

         The web site design being developed for us may incorporate certain software licensed by us from third parties. As our business matures and we enhance our technology, we may require licenses for additional technology. We cannot assure you that technology licenses from third parties will be available to iGoHealthy.com on commercially reasonable terms or at all. Our inability to obtain any of these technology licenses could result in delays or reductions in the introduction of new services or adversely affect the performance of our existing program until equivalent technology is identified, licensed and integrated.

         In addition, we believe that establishing and maintaining the iGoHealthy brand name will be critical to attracting members and retail affiliates and expanding traffic at our web site. Brand recognition is particularly important given the low barriers to entry into online retailing and the growing number of retail networks, shopping malls and direct retailers. If visitors to our web site, members and retailers do not perceive our service to be of high quality, or if we alter or modify our brand image, introduce new services or enter into new business ventures that are not favorably received by such parties, the value of our brand name could be diluted, thereby decreasing the attractiveness of our online shopping mall.

         We intend to register our service marks, iGoHealthy and HealthyBucks, with the United States Patent and Trademark Office.

RISKS RELATED TO THE OFFERING

Best Efforts No Minimum Offering.

         The Shares offered hereby will be sold on a "best efforts" basis. Thus, we cannot assure that all or any of the Shares offered will be sold. We are not required to receive any minimum amount of subscriptions before accepting such subscriptions for investment in the Company. Accordingly, investors whose subscriptions are accepted first run the additional risk that we may not raise all of the funds we are seeking in this Offering which could materially and adversely affect our ability to finance the Company's business plan.

We INTEND TO applY to be listed on the NASD OTC Electronic Bulletin Board, which can be a volatile market.

         We intend to apply to have our Common Stock quoted on the OTC Electronic Bulletin Board, a NASD sponsored and operated quotation system for equity securities. It is a more limited trading market than the NASDAQ SmallCap Market, and timely, accurate quotations of the price of our Common Stock may not always be available. You may expect trading volume to be low in such a market. Consequently, the activity of only a few shares may affect the market and may result in wide swings in price and in volume.

         Once our Common Stock is listed on the NASD OTC Bulletin Board, it will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

         The stock market has experienced significant price and volume fluctuations, and the market prices of technology companies, particularly Internet-related companies, have been highly volatile. Investors may not be able to sell their shares at or above the then current, OTCBB price. In addition, our results of operations during future fiscal periods might fail to meet the expectations of stock market analysts and investors. This failure could lead the market price of our Common Stock to decline.

There is no assurance that a public market for our common stock will develop.

         There has been no public market for our Common Stock. We cannot predict the extent to which investor interest in our Common Stock will lead to the development of a trading market or how liquid that market might become. Without an active public trading market, you may not be able to liquidate your investment without considerable delay, if at all. If a market does develop, the price for our Common Stock may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this Prospectus, including the many factors associated with an investment in us, may have a significant impact on the market price of our Common Stock.

Our public trading market, if and when it develops, will likely be highly volatile.

         Prior to this Offering, there has been no public market for our Common Stock. If a public trading market does develop, the market price of our Common Stock could fluctuate substantially due to:

     *    quarterly fluctuations in operating results;

     * announcements of new products or product enhancements by us or our competitors;

     *    technological innovations by us or our competitors;

     * general market conditions or market conditions specific to our or our customers' industries; or

     *    changes in earnings estimates or recommendations by analysts.

         Stock prices of Internet-related companies have been highly volatile. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has at times been instituted against that company. If we become subject to securities litigation, we could incur substantial costs and experience a diversion of management's attention and resources.

CONTROL OF THE COMPANY

         Prior to the Offering, our Common Stock is beneficially owned approximately 82%, in aggregate, by Farid E. Tannous, our President, Treasurer and Chief Executive Officer, and Bill Glaser, our Secretary and Chief Operating Officer. Immediately upon completion of this Offering, assuming the sale of 1,000,000 shares of Common Stock offered hereby, the outstanding Common Stock will be beneficially owned approximately 52%, in aggregate, by Messrs. Tannous and Glaser. These persons will hold an aggregate of approximately 52% of the outstanding voting power of the Company immediately upon completion of this Offering. As a result, upon completion of this Offering, Messrs. Tannous and Glaser will be able to:

     *    elect, or defeat the election of, the Company's directors;

     * amend or prevent amendment of the Company's Articles of Incorporation, as amended, or By Laws; or

     * effect or prevent a merger, sale of assets or other corporate transaction.

         Our stockholders, for so long as they hold less than 50% of the outstanding voting power of the Company, will not be able to control the outcome of such transactions. The extent of ownership by Messrs. Tannous and Glaser may have the effect of preventing a change in control of the Company or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could have an adverse effect on the market price of the Common Stock.

Future issuances of our common stock could dilute current shareholders and adversely affect the market if it develops.

         We have the authority to issue up to 50,000,000 shares of Common Stock and to issue options and warrants to purchase shares of our Common Stock without stockholder approval. These future issuances could be at values substantially below the price paid for our Common Stock by our current shareholders.

Future sales of our common stock could adversely affect the market.

         Future sales of our Common Stock into the market may also depress the market price of our Common Stock if one develops in the future. To date, we have issued only Common Stock. Sales of these shares of our Common Stock or the market's perception that these sales could occur may cause the market price of our Common Stock to fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions.

Future sales of preferred stock could also adversely affect the market for our common stock; ANTITAKEOVER EFFECT

         We have the authority to issue up to 5,000,000 shares of preferred stock without shareholder approval. The issuance of preferred stock by our Board of Directors could adversely affect the rights of the holders of our Common Stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the Common Stock and could, upon conversion or otherwise, have all of the rights of our Common Stock. Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under "Risk Factors," "Plan of Operation," "Business," and elsewhere in this Prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's results, levels of activity, performance, or achievements to be significantly different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk Factors" and elsewhere in this Prospectus.

         In  some  cases,  you  can  identify   forward-looking   statements  by
terminology such as "may," "will," "should," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this Prospectus to conform them to actual results.


--------------------------------------------------------------------------------
                                 CAPITALIZATION
--------------------------------------------------------------------------------

         The following table presents the actual capitalization of iGoHealthy.com at October 31, 2000 and on a pro forma basis to give effect to this Offering, assuming the sale of all Shares offered hereby, as if such transaction had occurred on October 31, 2000. You should read this table in conjunction with our financial statements and the related notes thereto, and the other financial information included elsewhere in this Prospectus.

                                                                        As of October 31, 2000
                                                                    ----------------------------
                                                                      Actual         Pro forma
                                                                    ----------      ------------

         Note Payable/Advances..............................       $   25,000        $   25,000

         Shareholders' equity:
         --------------------
         Preferred stock, par value $0.001 per share
              5,000,000 shares authorized; no shares
              issued and outstanding........................       $        0        $        0
         Common stock, par value $0.001 per share
              50,000,000 shares authorized; 1,710,000 shares,
              2,710,000 shares issued and outstanding, respectively     1,710             2,710
         Paid-in capital...........................................    48,853           297,853
         Accumulated deficit.......................................   (20,626)          (20,626)
                                                                     ----------        ----------
         Total shareholders' equity................................$   29,937        $  277,227

         Total capitalization......................................$   54,937        $  302,227
                                                                     ==========        ==========

--------------------------------------------------------------------------------
                                 USE OF PROCEEDS
--------------------------------------------------------------------------------

         The gross proceeds to iGoHealthy.com from the sale of 1,000,000 shares of Common Stock, assuming the sale of all Shares offered hereby, at an assumed initial public Offering price of $0.25 per share are estimated to be $250,000. The following table presents the use of proceeds from this Offering:

         Description                                   Amount      Percent
       ---------------------------                  -----------   ----------
       Working capital                                  115,000       46.00%
       Marketing/advertising costs                       65,000       26.00%
       Web site development costs                        50,000       20.00%
       Offering costs                                    20,000        8.00%
                                                    -----------    ----------
           Total                                       $250,000       100.0%

         The foregoing represents our present intentions and best estimate with respect to the allocations of the proceeds of this Offering based upon our present plans and business conditions. However, no assurances can be given that unforeseen events or changed business or industry conditions will not result in the application of the proceeds of this Offering in a manner other than as described herein. Consequently, future events, including changes in our business plans, research and development results and economic, competitive or industry conditions, may make shifts in the allocation of funds necessary or desirable.


--------------------------------------------------------------------------------
                                 DIVIDEND POLICY
--------------------------------------------------------------------------------

         To date, we have not declared or paid any dividends on our outstanding Shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our Common Stock, when issued pursuant to this Offering. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.


--------------------------------------------------------------------------------
                         DETERMINATION OF OFFERING PRICE
--------------------------------------------------------------------------------

         Prior to this Offering, there has been no trading market for the shares of Common Stock offered. Consequently, the initial public Offering price of the shares of Common Stock was arbitrarily determined. The factors considered in determining the Offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The Offering price is not an indication of and is not based upon the actual value of iGoHealthy.com. The Offering price bears no relationship to the book value, assets or earnings of iGoHealthy.com or any other recognized criteria of value. The Offering price should not be regarded as an indicator of the future market price of the securities.


--------------------------------------------------------------------------------
                                    DILUTION
--------------------------------------------------------------------------------

         Purchasers of the Shares may experience immediate and substantial dilution in the value of the Common Stock. Dilution represents the difference between the price per share paid by the purchasers in the Offering and the net tangible book value per share. Net tangible book value per share represents the net tangible assets of the Company (total assets less total liabilities), divided by the number of shares of Common Stock outstanding upon closing of the Offering. As of October 31, 2000, the net tangible book value of the Company was $29,937, or $0.02 per Share. Giving effect to the sale by the Company of all offered Shares at the public offering price, net of estimated offering costs, the pro forma net tangible book value of the Company would be $259,937, or $0.10 per Share, which would represent an immediate increase of $0.08 in net tangible book value per Share. Consequently, the purchasers of the Shares offered hereby will sustain an immediate decrease in the value of their Shares (i.e., the difference between the purchase price of $.25 and the pro forma net tangible book value per Share) after the Offering of $0.15 per Share, or 58.7%.


         The following table illustrates the pro forma per share dilution:

         Offering price per Share                                                           $0.25
              Net tangible book value per Share before Offering                    $0.02
              Increase per Share attributed to purchase of stock by investors      $0.08
         Pro forma net tangible book value per Share after Offering                         $0.10
                                                                                         --------
         Dilution per Share to new investors                                                $0.15
                                                                                            =====

         The future issuance of all or part of the remaining authorized Common Stock may result in substantial dilution in the percentage of the Company's Common Stock held by our then existing shareholders, including purchasers of the Shares offered herein. Moreover, any Common Stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Company's Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the Shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's Common Stock. (See "DESCRIPTION OF BUSINESS" beginning on page 26.)

         In the future, we may issue options, warrants, or additional stock in connection with our efforts to expand our business. As a result, shareholders could face dilution from the issuance of these securities.


--------------------------------------------------------------------------------
                            SELLING SECURITY HOLDERS
--------------------------------------------------------------------------------

         There are no selling security holders.


--------------------------------------------------------------------------------
                              PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

         We will sell a maximum of 1,000,000 shares of iGoHealthy.com's Common Stock, $0.001 par value per share, to the public on a "best efforts" basis. The minimum purchase required of an investor is $5,000, although management may, at their sole discretion, accept a lower amount. There can be no assurance that any of these Shares will be sold. This is not an underwritten Offering. The gross proceeds to us will be $250,000 if all the Shares offered herein are sold - no commissions or other fees will be paid, directly or indirectly, to any person or firm in connection with solicitation of sales of the Shares. (See "Use of Proceeds" beginning on page 20). No public market currently exists for shares of iGoHealthy.com's Common Stock. We intend to apply to have our Shares traded on the NASD OTC Bulletin Board as soon as practicable and upon our Registration Statement becoming effective.

Conduct of the Offering

         Our President and Secretary, Farid E. Tannous and Bill Glaser, respectively, shall distribute Prospectuses related to the Offering. We estimate that they will jointly distribute approximately 100 to 125 Prospectuses, limited to acquaintances, friends and business associates.

         Mr. Tannous and Mr. Glaser shall conduct the offering of the Shares. Although they are each considered an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, they will not be deemed to be a broker.

         As of the date of the Prospectus, we have not retained a broker to sell the Shares. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission. However, we have no present intention of using a broker.

Method of Subscribing

         Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and deliver to the Company a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the Common Stock and his ability to evaluate and bear the risk of an investment in the Company. By executing the Subscription Agreement, the subscriber is agreeing that if the Subscription Agreement is accepted by the Company, such subscriber will be a shareholder in iGoHealthy.com.

         Promptly upon receipt of subscription documents by us, we will make a determination as to whether a prospective investor will be accepted as a shareholder in the Company. Subscribers must pay $0.25 per Share in cash, wire transfer, or by check, bank draft or postal express money order payable in United States dollars to "iGoHealthy.com, Inc." We may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to the Company, or such other reasons that we determine to be in the best interest of the Company. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

Opportunity to Make Inquiries

         iGoHealthy.com will make available to each offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from us concerning any aspect of the investment and to obtain any additional information contained in this Prospectus, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.


--------------------------------------------------------------------------------
                                LEGAL PROCEEDINGS
--------------------------------------------------------------------------------

         We are not a party to any pending legal proceeding or litigation and none of our property is the subject of a pending legal proceeding. Further, the Officer and Director knows of no legal proceedings against us or our property contemplated by any person, entity or governmental authority.


--------------------------------------------------------------------------------
          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
--------------------------------------------------------------------------------

         The following table sets forth the name, age and position of each Director and Executive Officer of iGoHealthy.com. There are no other persons which can be classified as a promoter or controlling person of the Company. The Officers and Directors of the Company are as follows:

         Name               Age     Title
         ----------------   ----    --------
         Farid E. Tannous   34      Chief Executive Officer, President, Treasurer and Director
         Bill Glaser        34      Chief Operating Officer, Secretary and Director

         Farid E. Tannous has served as President, Treasurer, and a Director of the Company since its inception on June 13, 1996. He functions as the Chief Executive Officer of the Company. Currently, he is employed at DIRECTV, Inc. where he is involved in various capacities including valuing, structuring, and executing strategic investments and relationships with "new media" enterprises. From December 1999 and prior to joining DIRECTV, a wholly-owned subsidiary of Hughes Electronics Corporation, Mr. Tannous was with the corporate treasury organization of Hughes where he assisted in conducting valuations and effectuating financing transactions for the company's satellite and network communication units. From February 1996 to May 1999, Mr. Tannous served as Treasurer and Chief Financial Officer of a gaming and lodging concern with operations in Colorado. In addition to overseeing the company's finance and accounting operations, he was accountable for all corporate finance, treasury, and cash management activities. From June 1994 to February 1996, as Managing Director of his consulting firm, Mr. Tannous consulted to several start-up ventures in various industries including food, retail, wireless telecommunications, and Internet-related e-commerce. During this time, he was instrumental in developing business plans, generating pro-forma financials, advising on business strategy and capital structure, and arranging venture financing through private placements and public offerings. Mr. Tannous received an MBA in finance and accounting from the University of Chicago Graduate School of Business. He also holds a Masters and Bachelors degree in Electrical Engineering from the University of Southern California.

         Bill Glaser has served as Chief Operating Officer, Secretary and a Director of the Company since October 2000. Mr. Glaser is also founder of HealthyUSA, Inc., a start-up venture established in July 1999 for the purpose of operating an online resource for health-conscious living. From July 1994 to May 2000, Mr. Glaser founded and served as the Chief Executive Officer of Zenterprise, Inc., a comprehensive strategic and management-consulting firm which focused primarily on business strategy, marketing, and management consulting services for both public and private companies. During this time, he assisted several companies achieve multi-million dollar gains in sales through the development and implementation of successful business and marketing strategies in diverse market sectors. From September 1991 to July 1994, Mr. Glaser was a registered principal of a regional stock brokerage firm where he gained diverse experience in finance, management, marketing, sales, and public company relations. Previously, he was a registered representative at Drexel, Burnham, Lambert and Smith Barney. Mr. Glaser has drawn on this experience to build a successful track record as an entrepreneur. Mr. Glaser holds a Bachelors degree in finance and economics from the Ithaca College - School of Business.

         Directors are elected annually and hold office until the annual meeting of the shareholders of the Company and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. There are no family relationships among the Company's Officers and Directors. Officers and Directors of the Company may receive compensation as determined by the Company from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors.

Board of Directors Committees

         The Board of Directors has not yet established an audit committee or a compensation committee. An audit committee typically reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt formal written charter that establishes an audit committee that specifies the scope of an audit committees responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, we will be required to establish an audit committee.

         The Board of Directors have not yet established a compensation committee. Directors currently are not reimbursed for out-of-pocket costs incurred in attending meetings and no Director receives any compensation for services rendered as a Director. It is likely that we will adopt a provision for compensating Directors in the future.


--------------------------------------------------------------------------------
                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

       The following table sets forth certain information regarding the beneficial ownership of all shares of iGoHealthy.com's Common Stock prior to the Offering, and after the Offering of such Shares by (i) each person who owns of record beneficially more than five percent of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each named Executive Officer, and (iv) all Directors and Officers as a group.


                                                  Beneficially Owned             Beneficially Owned
                                                   Prior to Offering              After Offering
       Name and Address of                       -----------------------    --------------------------
       Beneficial Owner (1)(2)                     Shares      Percent          Shares       Percent
       ----------------------------------        -----------  ----------     -----------     ---------

       Farid E. Tannous
       11693 San Vicente Blvd., Suite 310          700,000      40.9%          700,000       25.8%
       Los Angeles, CA  90049

       Bill Glaser
       11693 San Vicente Blvd., Suite 310          700,000      40.9%          700,000       25.8%
       Los Angeles, CA  90049

       All the officers and directors as         1,400,000      81.9%        1,400,000       51.7%
       a group (2 persons)

(1) The business address of each individual listed is the same as the Company's address.
(2) Each person has sole voting and investment power with respect to the Shares shown.


--------------------------------------------------------------------------------
                          DESCRIPTION OF CAPITAL STOCK
--------------------------------------------------------------------------------

         The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by iGoHealthy.com's Articles of Incorporation, as amended, and Bylaws, and by the applicable provisions of Colorado law.

Common Stock

         The Company is authorized to issue up to 50,000,000 shares of Common Stock having a par value of $0.001 per share, of which 1,710,000 Shares are issued and outstanding. The holders of shares of Common Stock of iGoHealthy.com do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding Shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining Shares will not be able to elect any of iGoHealthy.com's Directors. Each holder of Common Stock is entitled to one vote for each share owned of record on all matters voted for by security holders. There are no options, warrants or other instruments convertible into Shares outstanding.

         The holders of shares of Common Stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of our business holders are entitled to receive, ratably, the net assets of iGoHealthy.com available to shareholders after payment of all creditors.

         All of the issued and outstanding shares of Common Stock, and the Common Stock to be issued upon the completion of this Offering, will be duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of the Company's Common Stock are issued, the relative interests of existing shareholders may be diluted.

Preferred Stock

         The Company is authorized to issue up to 5,000,000 shares of preferred stock having a par value of $0.001 per share, of which no shares are issued and outstanding. The company has no present plans to issue preferred stock. The issuance of such preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock.

Admission to Quotation to NASD OTC Bulletin Board

         The Company intends to apply for quotation of the Shares on the NASD OTC Bulletin Board. The over-the-counter market differs from national and regional stock exchanges in that it (1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a Company listing.

Shares Eligible for Future Sale

         Upon the completion of this Offering, we will have 2,710,000 shares of Common Stock outstanding, assuming the issuance of all of the Shares of Common Stock offered in this Prospectus. Of these Shares, 1,000,000 shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act. The remaining 1,710,000 shares of Common Stock outstanding may generally only be sold in compliance with the limitations of Rule 144 described below.

Sales of Restricted Shares

         Of the 2,710,000 shares of Common Stock outstanding upon completion of this Offering, 1,400,000 shares of Common Stock are deemed restricted shares under Rule 144 and will not be eligible for resale until 90 days following the completion of this Offering. The remaining 310,000 shares of Common Stock are restricted shares under Rule 144 and will not be eligible for resale until October 2001.

         In general, under Rule 144 of the Securities Act as currently in effect, beginning 90 days after this Offering, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, including a person who may be deemed an affiliate, is entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of 1% of the then-outstanding shares of our Common Stock (approximately 27,100 shares after giving effect to this Offering) and the average weekly trading volume of our Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 of the Securities Act are subject to certain restrictions relating to manner of sale, notice and the availability of current public information about us. A person who is not our affiliate at any time during the 90 days preceding a sale, and who has beneficially owned shares for at least two years, would be entitled to sell such shares immediately following this Offering without regard to the volume limitations, manner of sale provisions or notice or other requirements of Rule 144 of the Securities Act. However, the transfer agent may require an opinion of counsel that a proposed sale of shares comes within the terms of Rule 144 of the Securities Act prior to effecting a transfer of such shares.

--------------------------------------------------------------------------------
                      INTEREST OF NAME EXPERTS AND COUNSEL
--------------------------------------------------------------------------------

         No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in the Company.

Legal Matters

         The validity of the shares of Common Stock offered hereby will be passed upon for iGoHealthy.com by Vanderkam & Sanders.

Experts

         The financial statements of the Company as of October 31, 2000 included in this Prospectus have been audited by Singer Lewak Greenbaum & Goldstein LLP, our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


--------------------------------------------------------------------------------
              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES
--------------------------------------------------------------------------------

         iGoHealthy.com's Articles of Incorporation, as amended, provide that it will indemnify its Officers and Directors to the full extent permitted by Colorado state law. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for (i) any breach of the duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain laws, or (v) any transaction from which the director derives an improper personal benefit.

         iGoHealthy.com's Bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a Director or Officer of iGoHealthy.com or is or was serving at the request of iGoHealthy.com as a Director, Officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Directors, Officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, Officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by, such Director, Officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


--------------------------------------------------------------------------------
                       ORGANIZATION WITHIN LAST FIVE YEARS
--------------------------------------------------------------------------------

         See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" beginning on page 44.

--------------------------------------------------------------------------------
                             DESCRIPTION OF BUSINESS
--------------------------------------------------------------------------------

         iGoHealthy.com, Inc. was originally incorporated as Centurion Properties Development Corporation in the State of Colorado on June 13, 1996 to engage in the business of real estate development and management consulting. However, since inception, the company has remained dormant and to date has no operations other than organizational tasks including issuing Shares to its original shareholders, raising initial capital and developing a business plan. On October 16, 2000, the name of the corporation was changed to iGoHealthy.com, Inc. in order to pursue the current business plan. We are developing an Internet-based shopping mall through which consumers will be able to make purchases from a carefully selected group of quality retailers that offer health-related products and services most in demand among online shoppers. We will offer discounts on merchandise purchased through our web site from our affiliated retailers to those who register as members of our shopping program. Accumulated discounts, or HealthyBucks, will be redeemable at the option of each member of our shopping mall for rewards of cash, gift certificates, or charitable donations. Our web site and related software are being designed to feature ease of use, privacy and security. In developing our shopping mall, we intend to capitalize on the extraordinary growth in consumer shopping online that is currently taking place and is projected to continue over the next several years.

Growth of the Internet and E-Commerce

         The  Internet  has  emerged  as a  significant  interactive  medium for worldwide communication, instant access to information and e-commerce. International Data Corporation estimates that the number of Internet users worldwide will increase from more than 212 million at the end of 1999 to more than 510 million by the end of 2003. The unique characteristics of the Internet have created a number of advantages for online retailers and have dramatically affected the manner in which companies market and sell goods and services. In contrast to traditional brick and mortar retailers, the Internet allows online retailers to offer a broad and evolving selection of merchandise to consumers worldwide, while enabling consumers to shop at their convenience without leaving their homes or offices.

         Increasing numbers of consumers are engaging in e-commerce as online retailers take advantage of technological improvements associated with the Internet that allow the integration of product information, intelligent product recommendations and near real-time customer service. This integration enables online consumers to easily search for product information and make informed purchase decisions. International Data Corporation estimates that the number of customers making purchases on the Internet will grow from 48 million in 1999 to 183 million in 2003.

Retailer Advertising and Marketing - Online

         The Internet has also become a compelling medium for advertisers. Online retailers can obtain demographic and behavioral data about customers in real time, increasing opportunities for targeted marketing and personalized services that improve the conversion of shoppers to buyers at the point of sale. The Internet allows advertisers to cost effectively interact with specific customer groups to determine the effectiveness of targeted advertising campaigns. These methods generally are not economically viable using traditional media.

         The market for online consumers is highly competitive. As a result, many online retailers have relied on relatively expensive advertising and marketing budgets to compete for customers. A substantial portion of a retailer's advertising and marketing budget may be allotted to offline advertising through print media and television, or to online tenancy fees paid to one or more portals. Tenancy fees, which may cost as much as millions of dollars, are payable by retailers over the life of the tenancy, whether or not the tenancy actually generates revenue for the retailer. Tenancy relationships may have certain drawbacks for retailers. The web sites of certain portals, for example, may feature advertisements for competitors of a tenant-retailer, or portals may offer competing products directly.

         Affiliate relationships, on the other hand, involve a form of marketing based on revenue sharing between a retailer and other web site owners known as affiliates. When an affiliate relationship is established, the affiliate's web site is linked electronically to the web site of a retailer. When prospective customers visit the affiliate's web site, they may choose to be linked to, and then may make purchases at, the retailer's web site. The retailer then pays the affiliate a commission, which ordinarily equals a percentage of the amount of the purchases made. Such purchases are referred to as sales generated by the affiliate for the retailer. Affiliate relationships function as a form of both marketing and advertising because affiliates may post, on their web sites, information about the retailers and their products in a manner designed to entice visitors to hyperlink from the affiliate's web site to those of the retailers for shopping. In contrast to tenancy fees, commissions are payable by retailers to their affiliates only on revenues generated by the affiliate relationship.

         Because of their low cost relative to tenancy fees and other forms of advertising, affiliate relationships have become commonplace on the Internet and are sometimes used in conjunction with other online marketing tools. Amazon.com, for example, is not only a direct retailer but also has approximately 230,000 affiliate relationships. Certain prospective retail affiliates currently have non-U.S. customers. If these retailers enter into affiliate relationships with us, their customers may purchase goods and services through our online shopping mall.

The Health Product Market

         Healthcare is one of the largest sectors of the U.S. economy, representing approximately 14% of the gross domestic product or over $1.0 trillion in annual spending. Furthermore, the purchase of health products is typically less sensitive to fluctuations in the economy because people place a high priority on their health and well being. This sector is expected to become even more important to the U.S. economy as people live longer and healthier lives. The U.S. Bureau of Census expects the population over the age of 45 to increase from 94 million in 1999 to 118 million by 2010. As a result, the market for health products is expected to grow dramatically. Forrester estimates that e-commerce transactions over the Internet for health products will grow from $440 million in 1999 to $11.0 billion in 2003. Health product categories in the consumer health product market include the following:

         * Medicine Chest - over-the-counter medicine products such as allergy and sinus products, cough and cold remedies, digestive aids, pain and fever relief products, sleep aids and stimulants and smoking cessation products;

         * Face and Body Care - health and beauty aids such as bath and skin care products, eye and ear care, feminine hygiene, foot care, hair care, oral care, sex and contraception products, shaving products and deodorants;

         *    Vision  Care  -  contact   lenses,   contact  lens  products  and
              prescription and non-prescription eyewear;

         * Nutrition and Wellness - supplements used to promote health and well being such as vitamins, minerals, herbs, homeopathic remedies and wellness teas;

         * Baby - consumable and durable baby products such as diapers, wipes, infant formulas, strollers, car seats and nursing supplies;

         * Healthy Environment - products used primarily in the home to improve air quality, comfort or the overall environment such as products for allergy sufferers, air purifiers and humidifiers, water filters and ergonomic supplies and furniture;

         * Home Healthcare - typically special-use or hard-to-find products designed for use in the home by people with particular assisted living and healthcare needs such as crutches, wheelchairs, shower rails, convalescent bathroom aids, walkers, canes, electric scooters and ergonomic supports;

         * Cosmetics - products that promote personal beauty such as makeup, fragrances and other high-end beauty products;

         * Diet and Fitness - weight loss and weight management products, sports nutrition products, personal fitness equipment and accessories of all kinds, as well as products people consume to promote their overall health;

         * Medical Supplies - medical diagnostic kits such as home pregnancy tests and HIV tests, and medical supplies such as glucose strips for diabetics; and

         * Pharmacy - prescription medications for both chronic and acute conditions.

Internet Retail Channels

Retailers

         In order to meet this growing demand, both the number of retailers and the variety of goods and services they offer have grown substantially. The primary types of online retailers may be referred to as direct retailers. Direct retailers are companies that sell merchandise from their own web sites directly to consumers. These retailers include companies with established brand names, such as MotherNature.com and VitaminShoppe.com, and new entrants, whose brand names have yet to be established. Direct retailers include those that sell merchandise or services only on the Internet, such as More.com, as well as retailers that sell online and offline, such as CVS.com (CVS Pharmacy).

Aggregators

         Aggregators, such as iGoHealthy.com, do not sell merchandise directly to consumers. Instead, aggregators provide consumers access to a network of direct retailers. Aggregators offer access to their network through their own web sites. These web sites are linked electronically to the web sites of the direct retailers in an aggregator's network. Aggregators do not carry inventory or take orders from their members. Instead, their members place orders with the direct retailers participating in the network, and it is the participating retailers that carry inventory, process purchase orders and ship goods to the aggregators' members.

         The primary types of aggregators include:

         1) Internet Malls - which offer access to direct retailers, but may lack a recognized brand name of their own. Internet malls include ShopNow.com and Shops.com, which is maintained by Mall.com, Inc.;

         2) Portals - which are Internet companies that typically have powerful brand names and exceptionally large numbers of online customers. Portals include such well-known web sites as America On-Line, Yahoo! and Microsoft Network. Because of the sheer size of each portal's user base, portals are typically able to command multi-year tenancy fees from retailers. Tenancy fees are fees payable by online retailers to owners of other web sites, such as portals and Internet malls, that electronically link their web sites to that of the retailer. These fees are payable whether or not any sales are generated as a result of the linking of the web sites;

         3) Affiliate Malls - such as iGoHealthy.com, which are Internet malls that set up revenue sharing arrangements with each direct retailer participating in their online shopping malls. Some affiliate malls offer rewards to consumers for purchases made or for completing surveys. Affiliate malls, like Internet malls, may lack recognized brand names or offer a limited variety of merchandise. Examples of affiliate malls are MyPoints.com and ClickRewards; and

         4) Charity Malls - which are affiliate malls that pass on a portion of their commission revenues to charities.

The Online Shopping Mall Market Opportunity - Health Products

         Health products are ideally suited for e-commerce, and consumers can enjoy numerous benefits by purchasing these products over the Internet. Those particular attributes of health products and the health product market that make the Internet an ideal mechanism for their purchase include:

         * Wide Variety of Products for a Wide Variety of Health Needs. Due to shelf space limitations, traditional health product retailers typically carry only a small fraction of these products. In contrast, online retailers do not face these same space limitations. The addition of new products to an online store and to the online retailer's distribution network is much less costly than it is for traditional brick and mortar retailers. As a result, consumers are more likely to find the products they need in stock at an online store.

         * Recurring Product Purchases. Many health products are consumable necessities that require frequent repurchase by customers. Online health product retailers can use technology to track a customer's frequent and recurring purchases of consumable items and can customize product offerings to support the repeat purchasing habits of customers.

         * Rapidly Changing Product Requirements. Health product needs of consumers may vary for many reasons and can fluctuate by season or geography. Health product manufacturers continuously seek new ways to gain an advantage over their competitors to meet these needs. Traditional brick and mortar health product retailers are typically less able to change the format of their stores to meet changes in supply and demand, and due to geographic limitations they cannot easily span large geographic areas. The limited space available in a traditional brick and mortar retail store constrains merchandising flexibility. In addition, traditional brick and mortar retailers must make significant investments in inventory that may become outdated. Online health product retailers can easily overcome these limitations by providing a single location where customers can purchase all their health products and changing their web sites to meet the evolving demands of customers and manufacturers.

         * Information Intensive Nature of Health Products. Health products generally are information intensive, as the government and consumers require a great deal of information regarding each product's use, potential side effects and ingredients. Historically, healthcare information has been tightly controlled or difficult to access or locate. More recently, consumers and healthcare professionals have begun to openly debate the attributes and benefits of different health products, placing more information demands on health product retailers. Traditional brick and mortar retailers face challenges in hiring, training and maintaining knowledgeable sales staff. The Internet has enabled consumers to gain more control over their own care by providing easier access to health product information and improving communication between people with similar health issues and interests. Online health product retailers have the ability to provide consumers with a trusted source for healthcare information and can personalize this information to each customer's unique interests. In addition, online health product retailers' sales staffs can more easily communicate with a larger number of customers using the Internet.

         * Consumer Privacy Requirements. Many health product purchases can make a customer uncomfortable because they can reveal very personal information about the purchaser. Customers may be unwilling to ask store employees questions regarding these products to avoid embarrassment. As a result, the customer may purchase the incorrect product or avoid purchasing the product altogether. The Internet allows web users to shop privately for personal products and ask questions about these products without embarrassment.

         While some online retailers offer health products, we believe that none has fully met the broad needs of consumers. In particular, we believe that consumers are seeking a centralized, trusted online location where they can find a variety of quality health product retailers, including those which sell hard to find or specialized health products. We believe consumers want a health
"super-mall" that provides a shopping environment that is electronically personalized to their unique health product needs and that encourages them to make repeated visits and enables them to quickly make recurring health product purchases.

BUSINESS STRATEGY

         iGoHealthy.com's goal is to become a leading online shopping mall featuring health-related goods and services of quality retailers. We will continually evaluate other business opportunities that may be available to us, whether in the form of assets acquisitions, business combinations or diversifying into new lines of business. We intend to achieve our goal by:

          1) Offering Merchandise and Services of Leading Health-Related Retailers. We intend to offer the goods and services of a leading retailer in each category of health-related products most in demand by online shoppers. By leading retailers, we mean retailers with well-respected brand names. Initially, such retailers will participate in our online mall through affiliate relationships. Based on preliminary discussions with many retailers, we believe that we can secure sufficient participation by them to effect our business strategy.

         2) Offering Health and Fitness Products Most In Demand. We intend to affiliate with retailers offering the types of health-related merchandise which are most commonly purchased online and known as core products. Currently, core products include vitamin and mineral supplements, over-the-counter medicine products, health and beauty aids, cosmetics, and diet and fitness supplies.

         3) Breadth and Depth in Product Offerings. In addition to core products, we intend to affiliate with retailers offering as many types of products and as great a variety within each product category as possible.

         4) Offering Substantial Rewards Program to Members. We believe that in order to be successful, our online mall must offer substantial benefits to the online consumer as compared to the benefits of buying online from other aggregators or direct retailers. In order to achieve this, we intend to offer the following benefits:

              a. Rewards/Discounts. Under our rewards program, we will offer discounts directly to consumers on most items available through our shopping mall. Initially, we expect to offer discounts between 3% and 15% on most purchases made through us from affiliated retailers, depending upon the commissions offered to us by our affiliated retailers. With respect to retailers that pay comparatively low commission rates but sell core products, we may pass along to the consumer a discount equal to the full amount of the commission we receive. We believe that our discount percentage will be competitive.

              b. Member Accounts & Redemption Options. Under our rewards program, each member will have a iGoHealthy.com account, and discounts earned by that member will be credited to the member's account in the form of HealthyBucks. Members will have the option of redeeming their HealthyBucks in cash, gift certificates, or charitable donations.

         5) Continually Investing in Web Site Infrastructure. We intend to invest in our web site infrastructure on a continuing basis as needed for upgrades, incorporating new features, and keeping pace with developments in Internet technology.

         6) Providing Functional Web Site Navigation. We strive to improve our customers' shopping experience by designing our web site navigation to guide the customers to easily and quickly find the products or services among the broad selection of retailers in our shopping mall. We plan to have the following inter-related navigation tools and information features on our web site:

              a. Shopping Lists - a tool that enables customers to retrieve a list, or multiple lists, of their previous purchases made at respective retailers. Customers can personalize their shopping lists, and respective retailers, by editing and adding products, and they can re-visit specific retailers, re-order previously purchased items, or add a particular item to their shopping cart in a single click.

              b. Shortcuts - a list of the most popular health product categories that allows the customer to go immediately to the specific product page at the respective retailer's web site.

              c. Search - a shopping friendly tool, with links to related products, topics and retailers in our shopping mall, as opposed to a research tool.

              d. My Wallet - the personal shopping information of individual customers is securely stored in My Wallet. The information required to checkout at most retailers is an e-mail address, a password, a billing and shipping address and a valid credit card number. All of this information is maintained in a secure format and remains available for a customer's future access. Customers are given the option to indicate the name by which they would like to be greeted and their desire to receive occasional promotional information and health newsletters.

              e. The Resource Corner - customers can use our Resource Corner to access information that enables them to make a more informed purchase decision. The Resource Corner allows members to navigate the site from a conditions or health concerns perspective, which is usually unavailable in traditional brick and mortar stores. The Resource Corner contains:

                  *   Health  Kiosk  -  centers  that   organize   products  and
                      information  together  around  particular   conditions  or
                      demographics; and

                  * Buying Advisor - links to category-based articles that offer brand-agnostic, in-depth consumer information regarding product ingredients, efficacy and use to support purchase decisions.

              f. Content Services - we plan to offer a variety of content services free to anyone who visits our online mall. This content includes alphabetical listings of various medical conditions, herbs and vitamins with links to related products offered by participating retailers on our web site. We will also offer a daily newsletter which contains information on special offerings at any of our retailers.

         7) Adopting Features that Attract and Retain Customers. In order to promote shopping through iGoHealthy.com, we intend to incorporate certain features in our online shopping mall in addition to offering our member rewards program, discounts, retailer promotions, and interesting content and resources. In order to do so, we have included the following requirements in the design specifications for our web site:

               a. Ease of Use. The web site should be easy for consumers to use and understand. We intend to affiliate only with those retailers whose web sites are also easy to use.

               b. Quick Access Time. Given that one of the main reasons consumers shop online is to save time, all information on our web site should be quickly accessible.

               c. Frequent Updates. Our web site is to be updated frequently to provide timely information concerning members' accounts, additional products and services offered, newly added retailers, and special rewards.

               d. Security and Privacy. Information provided by consumers to iGoHealthy.com should have a level of security from outsiders which meets industry standards. We will not make information provided to us by consumers available to third parties without the consumers' prior authorization.

          8) Adopting Features that Attract and Retain Quality Retailers. After careful consideration of the needs of online retailers, we plan to include the following features in our online mall:

               a. Exclusivity. We will grant each participating retailer the opportunity to be promoted on an exclusive basis by us at our web site in the affiliate's main product category. Retailers offering competitive products will not be permitted to sell through iGoHealthy.com or to purchase advertising space at our web site.

               b. Size of Customer Base. By using the member rewards program, HealthyBucks, and providing a quality online shopping experience to consumers, we believe we will develop a substantial customer base which will benefit participating retailers.

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               c.   Discounts  Offered by Us, Not Retailers.  Retailers will not have to offer or keep track of rebates or discounts, as all rewards will be offered and managed by iGoHealthy.com. Because we will keep track of discounts earned and provide all rewards, retailers will not appear to be undercutting themselves by participating in our online mall.

               d. Comparatively Inexpensive Advertising. Tenancy fees, which are charged by portals and certain other web site owners, are payable by retailers regardless of the amount of business generated by the tenancy. In order to participate in our online mall, on the other hand, retailers need only pay commissions on sales we generate for them.

         The features of our business strategy described above will be implemented during the first stage of our operations. Once our customer base and revenues are substantial, we intend to enhance our online shopping program by taking the following steps:

     1) Advertising Online and Offline. We intend to advertise online and through other media in order to build our brand name and further increase our membership and revenues.

     2) Providing Enhanced Discounts. As our customer base and revenues grow, we will consider offering enhanced discounts and rewards.

     3)   Forming  Strategic  Alliances.  We  intend  to  enter  into  strategic
          alliances  with  providers  of  online  services   beneficial  to  our
          customers.

     4) Sponsoring Special Promotions. We intend to sponsor special promotions for both members and non-members.

         It is unlikely that we will be able to implement these potential enhancements to our online shopping program unless we secure substantial funds subsequent to this Offering.

Community

         We plan to build an active community dedicated to educating consumers about healthy living and natural products. We will develop interactive tools for the site in order to provide a fulfilling shopping experience and to build a sense of community among our members. We will provide a news clipping service and several forums, including forums on herbs, weight control, natural pet care and women's health which enable consumers to ask and respond to each other's questions. Future plans include the introduction of additional forums, medical advice sessions hosted by members of a health advisory board, health quizzes and customer testimonials.

Membership Accounts - Registration

         When a prospective customer visits our web site, www.iGoHealthy.com, the customer should find a clear, user friendly display identifying the participating retailers along with instructions for registering as one of our members. At the time of registration, a user name and password will be established for each member and an account will be opened in the member's name. To be eligible to receive rewards, each member will be required to input his user name and password when visiting our web site. This information will make it possible to track each member's purchases, discounts accrued and rewards earned and claimed. After inputting his or her user name and password, a member will be able to make purchases from participating retailers, check his account, select rewards, review his or her detailed account history, and view all other information available at our web site.

         We intend to make available to members an array of additional information at our web site. This information will include: a description of the rules and regulations of our member rewards program; member account history; instructions for redeeming rewards; any other promotional programs; general information about iGoHealthy.com; and descriptions of our participating retailers.

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Shopping Through iGoHealthy.com

         Once a consumer registers as a member of iGoHealthy.com, we will keep records of all transactions between the member and our participating retailers. Each time a member makes a purchase through iGoHealthy.com's web site, the following information will be entered in the member's account:

     *    identity of purchasing member;
     *    date of purchase;
     *    dollar amount of purchase;
     *    retailer from whom purchased; and
     *    order/tracking number

         Member accounts will also show the dollar amount of all discounts accrued. This dollar amount will be reflected in the member's account as HealthyBucks. The discount on any given purchase will equal a percentage of the purchase price, exclusive of taxes and shipping and handling charges. If, for example, a member were to purchase an item for $100, and the applicable discount were 5%, then the member's account would reflect $5.00 in HealthyBucks.

         A member will be entitled to redeem HealthyBucks after the member's account reaches the minimum amount of $10 in HealthyBucks, which such minimum amount will be subject to adjustment, upward or downward, by us from time to time at our discretion. Each member will have the option to continue accruing HealthyBucks before redeeming them for rewards. HealthyBucks will be redeemable by each member, for any of the following rewards, at the member's option: cash; gift certificates; or charitable donations to be made in the member's name. HealthyBucks will be redeemable at any time after the member's accrued HealthyBucks have equaled or exceeded the specified minimum amount for a period of at least 45 consecutive days. Any member who chooses to use HealthyBucks to make a charitable donation will be able to select from a list of charities participating in our rewards program. We are not now, and will not be, affiliated with any of these charities. In contrast to charitable donations made by certain charity malls, each charitable donation made under our rewards program will constitute a charitable donation made by the member, rather than iGoHealthy.com. We will arrange for members to receive documentation required for income tax purposes in electronic form.

         Based on our research, we believe that our rewards program, including our discount percentage, is competitive with the rewards available from other online shopping malls. It is our intention to monitor the discounts offered by our competitors on a continuing basis so that we can, if feasible, keep our discount rate at a competitive level. We intend to enhance our rewards program as our customer base and revenues grow.

Tracking Member Information

         To ensure that all members receive the proper discounts on a timely basis and that we receive the correct amount of commissions due to us from our participating retailers, we will need to receive certain information as to each purchase made by a member through iGoHealthy.com. In some cases, iGoHealthy.com will obtain this information directly from some of the participating retailers. Instead of keeping track of such information themselves, other online retailers contract with third party service providers to track and report such information. In either case, the information may not be available to us for up to five days after a purchase is completed. A purchase is completed when the member's credit card is charged or some other form of payment is accepted by the retailer or the retailer confirms shipment of the merchandise. Because the speed with which we will be able to credit our members with discounts will depend, in part, on the payment policies of our affiliated retailers, we plan to display the payment policies of our affiliated retailers on our web site.

         In order for us to receive all required information concerning member purchases on a daily basis, the software developed for our web site must be able to communicate with the web sites of our participating retailers and their tracking services. We do not expect to incur any costs of communicating online with retailers or tracking services other than the development costs of the related web site software.

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

         With respect to the exchange by a member of merchandise purchased through our online shopping mall, we expect to pass along to the member the same exchange policy as the relevant affiliated retailer then has in effect with respect to the merchandise in question. Accordingly, we do not expect exchanges of merchandise to have any effect on our reporting system, the commissions paid to us from our affiliated retailers, or the HealthyBucks earned by our members in connection with the relevant purchases. With respect to a refund requested by a member making a purchase through our web site, the member's account will be debited by an amount of HealthyBucks equal to the HealthyBucks earned on the initial purchase for which the refund is requested. Redemption of HealthyBucks for cash, gift certificates and charitable donations will not be effected until the relevant member's accrued HealthyBucks have exceeded the requisite minimum amount for a period of at least 45 consecutive days.

SOURCES OF REVENUE

Commissions

         During the first stage of our operations, our revenues will be derived primarily from commissions paid by participating retailers. Commissions will be payable to us only if a member links from our web site to that of a participating retailer and completes a purchase while at the retailer's web site. If a member makes a purchase after going to a participating retailer's web site directly, without having been linked to that web site from our web site, we will not be entitled to receive a commission.

         Not all online retailers have the same commission structure. Some retailers pay affiliates a single commission rate on all sales generated by the affiliate, regardless of the total amount of such sales. Other online retailers pay commissions on a sliding scale, with the rates increasing in accordance with the dollar amount of sales generated by the affiliate relationship. MotherNature.com, for example, currently pays commissions ranging from 12%, for single sales generated by an affiliate during any month, to 20%, for monthly sales generated in excess of $25,000. With the different commission structures in mind, we estimate that average commissions payable to iGoHealthy.com by its affiliated retailers will initially be 7.5% of the amount of member purchases, excluding sales tax and shipping and handling charges. Our estimates are based on our review of the commission rates currently available from online retailers, the exclusive opportunity we will provide to each of our affiliated retailers to be promoted by us in its main product category, and the average number and average dollar amount of purchases that we expect each member to make from affiliated retailers. Our income derived from commissions will be net of the "discount" to be credited by us to members on most purchases.

Future Sources of Revenue

         1) Tenancy/Placement Fees. Tenancy or placement fees are fees payable by online retailers to the owners of other web sites, such as Internet shopping malls, that electronically link their web sites to the web site of the retailer. Whereas commissions are payable by online retailers only on sales generated by an affiliate, tenancy fees are payable whether or not any sales are generated as a result of the linking of the web sites. Tenancy fees are less common than affiliate commissions. Only the web sites that have the greatest amount of Internet traffic are able to command substantial tenancy fees. iGoHealthy.com will not be able to charge tenancy fees unless and until we establish a large and loyal membership base. We cannot assure you that we can accomplish this quickly, if at all, following commencement of our operations.

         2) Advertising Revenue. Currently, the most prevalent form of advertising on the Internet is the use of banner ads. Banner ads take the form of a small window dedicated to the advertiser at the web site of another party. At the window, a message or other advertisement is displayed for visitors to the web site. In exchange for the right to place an advertisement at the dedicated window, the advertiser pays a fee to the web site owner. Fees payable for banner ads are based either on the number of impressions, that is, the number of visitors to the web site that view the ad, or the number of visitors that click on the banner ad, thus connecting to another web site, typically a web site of the advertiser. We do not expect to collect revenue for banner ads during the first stage of our operations, as we will not have a large enough customer base. We may provide free banner ads to online retailers that enter into affiliate relationships with us upon commencement of our operations, as a means of rewarding retailers that participate in our Internet shopping mall from the outset.

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

         3) Sales of Compiled Information. We may in the future use for our own purposes or sell to third parties compiled information including in many instances personal information obtained from our members upon their authorization. If, however, a large number of our members instruct us that we cannot transfer or sell their information to third parties, our ability to generate revenues from such sales will be significantly curtailed. Further, personal information of users is restricted in many domestic and foreign jurisdictions, including the European Union, with which the United States government is currently negotiating a data privacy accord to permit information sharing across borders.

Prototype Web Site Software and Development

         On September 5, 2000, iGoHealthy.com, Inc. entered into a Contract for Services Agreement with Stephen Davis ("Webmaster") for the design and development of a prototype web site (the "Beta Site Agreement") to be located at Internet URL www.iGoHealthy.com. This Agreement provides for Webmaster to design a prototype web site (the "Beta Site"), in order to demonstrate the "look-and-feel" of the planned commercial web site. Webmaster has extensive experience providing development and consulting services for computer systems and related software. He has experience in developing web sites using graphics and database technologies for businesses in a variety of industries, including telecommunications, biotechnology, financial services and manufacturing.

         The Beta Site Agreement requires Webmaster to develop a web site that will link iGoHealthy.com's web site to the web sites of our affiliated retailers, be easy to use, and quickly load on any commercially available Internet browser. At this time, the Agreement requires Webmaster to deliver a simulation of the HealthyBucks member rewards program.

         We will be the sole owner of the Beta Site design and all related graphic art, HTML code, and any other software developed for us by Webmaster. We have agreed to compensate Webmaster for the design and development of our Beta Site in a combination of cash and securities. The Beta Site Agreement requires that the Beta Site design and related software be completed and operational no later than six months from the date of the Agreement (November 30, 2000).

Commercial Web Site Software and Development

         On November 30, 2000 we entered into a Web Site Development and Services Agreement with Fluidesign (the "Fluidesign Agreement"). This agreement provides for Fluidesign to design our commercial web site and related software, including system architecture. Fluidesign is a company that specializes in providing development and consulting services for computer systems and related software. Fluidesign 's professional staff has substantial experience in developing computer systems using database technologies for businesses in a variety of industries, including telecommunications, biotechnology, financial services and manufacturing. Fluidesign has its principal offices located in Santa Monica, California. Except pursuant to the relationship described in this Prospectus, we are not in any manner affiliated with Fluidesign.

         The Fluidesign Agreement requires Fluidesign to develop a web site that will link iGoHealthy.com's web site to the web sites of our affiliated retailers, be easy for members to use, and quickly load on any commercially available Internet browser. Under the Fluidesign Agreement, "easy to use" encompasses ease in:

     *    linking to iGoHealthy.com's affiliated retailers;
     *    accessing information about each of our affiliated retailers;
     *    accessing information summarizing our rewards program; and
     * accessing member account information, including purchasing history and redemption options.

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

         The Fluidesign Agreement also requires Fluidesign to deliver a software system that credits HealthyBucks, or discounts, to each member's account, after that member makes a purchase from any of our affiliated retailers. For this to be accomplished, our software design is required to have the capacity to incorporate detailed information provided by our affiliated retailers or their tracking services.

         We will be the sole owner of the web site design and all related software developed for us by Fluidesign. The Fluidesign Agreement requires Fluidesign to commence work on the web site development no later that 60 days from the date the Fluidesign Agreement is executed, November 30, 2000, and further requires that the web site design and related software be completed and operational no later than March 31, 2001.

MARKETING

         iGoHealthy.com's Chief Executive Officer and Chief Operating Officer currently handle all of our marketing activities. During the initial phase of our operations, we will select participating retailers based on a number of criteria. The most important of these criteria are the value of the retailer's brand name, the quality and price of each retailer's merchandise, the commission structure offered by each retailer to prospective affiliates, and the quality of the retailer's web site and policies concerning customer service, merchandise returns and privacy and security.

         We intend to attract online retailers on the basis of free advertising, the opportunity to be promoted by us exclusively in the retailer's main product category, and the fact that we will offer and manage all discounts and rewards to consumers. At the same time, we will market our online shopping program to prospective members through the quality of our web site, the quality of our rewards program, and special promotions.

         Once we have a substantial number of members generating a significant amount of revenues to participating retailers, we expect to retain our retail affiliates and attract new affiliates based on the size of our membership and the revenues our members generate. We expect to retain existing members and attract new ones based on ease and security of use of our online services and rewards program, special promotions, and the expanded number of products available for purchase from quality retailers.

COMPETITION

         Although relatively new and rapidly evolving, retailing through the Internet is intensely competitive. Competition for members and purchasers is not only intense, but expected to increase significantly in the future. At the same time, barriers to entry are low, if not insubstantial. We will compete not only with direct retailers, but with all types of aggregators as well.

         We believe that the principal competitive factors for companies seeking to create online shopping malls utilizing affiliate relationships are:

     *    a large membership base;
     *    web site functionality;
     *    brand recognition for the mall and its affiliated retailers;
     *    member loyalty; and
     *    open access for visitors.

         We will compete for customers and members not only with other online shopping malls, but also with portals and, to some extent, direct retailers. We may also face competition in the future from Web directories, search engines, content sites, commercial online service providers, sites maintained by Internet service providers, traditional media companies and other entities that attempt to or establish online shopping malls by developing their own communities or acquiring malls of a competitor.

         In contrast to iGoHealthy.com, our competitors have longer operating histories in the Internet marketplace, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. Our competitors are able to undertake more extensive marketing campaigns for their brands and services and make more attractive offers to potential employees, affiliated retailers, and third-party content providers. We cannot assure you that we will be able to compete successfully against our competitors either upon commencement of our operations or thereafter or that our competition will not have a material adverse effect on our business prospects, results of operations and financial condition.

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Government Regulation

Regulation of the Internet

         We are not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally or directly applicable to electronic commerce. Although there are few laws and regulations at the present time applicable to commerce on the Internet, as the Internet becomes increasingly popular, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws and regulations, if adopted, may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and security of information. Continued growth of electronic commerce may also prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. While the Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties, we have adopted a policy against providing personal information regarding our members to third parties without members' prior authorization. The adoption of such consumer protection laws could create uncertainty in Internet usage and reduce the use of our online shopping program.

         A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and as a result, adversely affect our opportunity to derive financial benefit from such activities.

         The feature of our rewards program that allows members to apply discounts accrued in their accounts to charitable donations may subject us to the laws and regulations of several states governing the solicitation of charitable contributions. We do not believe that compliance with such laws and regulations will have a material, adverse effect upon our business or financial results.

Vitamins, Minerals and Supplements

         The manufacturing, processing, formulating, packaging, labeling and advertising of the products that our affiliates distribute are or may be subject to regulation by one or more U. S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities also may be regulated by various agencies of the states and counties in which consumers reside.

         The Food and Drug Administration, in particular, regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the-counter or homeopathic drugs. Under the Federal Food, Drug, and Cosmetic Act, the Food and Drug Administration may undertake enforcement actions against companies marketing unapproved drugs, or "adulterated" or "misbranded" products. The remedies available to the Food and Drug Administration include: criminal prosecution; an injunction to stop the sale of a company's products; seizure of products; adverse publicity; and "voluntary" recalls and labeling changes.

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

         Food and Drug Administration regulations require that certain informational labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. Specifically, the Food, Drug, and Cosmetic Act requires that food, including dietary supplements, drugs and cosmetics, not be "misbranded." A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling. The Food and Drug Administration has indicated that promotional statements made about dietary supplements on a company's web site may constitute "labeling" for purposes of compliance with the provisions of the Food, Drug, and Cosmetic Act. A manufacturer or distributor of dietary supplements must notify the Food and Drug Administration when it markets a product with labeling claims that the product has an effect on the structure or function of the body. Noncompliance with the Food, Drug, and Cosmetic Act, and recently enacted amendments to that Act discussed below, could result in enforcement action by the Food and Drug Administration.

         The Food, Drug, and Cosmetic Act has been amended several times with respect to dietary supplements, most recently by the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994. The Dietary Supplement Health and Education Act created a new statutory framework governing the definition, regulation and labeling of dietary supplements. With respect to definition, the Dietary Supplement Health and Education Act created a new class of dietary supplements, consisting of vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients. Generally, under the Dietary Supplement Health and Education Act, dietary ingredients that were on the market before October 15, 1994 may be sold without Food and Drug Administration pre approval and without notifying the Food and Drug Administration. In contrast, a new dietary ingredient, i.e., one not on the market before October 15, 1994, requires proof that it has been used as an article of food without being chemically altered or evidence of a history of use or other evidence of safety establishing that it is reasonably expected to be safe. Retailers, in addition to dietary supplement manufacturers, are responsible for ensuring that the products they market for sale comply with these regulations. Noncompliance could result in enforcement action by the Food and Drug Administration, an injunction prohibiting the sale of products deemed to be noncompliant, the seizure of such products and criminal prosecution.

         The Food and Drug Administration has indicated that claims or statements made on a company's web site about dietary supplements may constitute "labeling" and thus be subject to regulation by the Food and Drug Administration. With respect to labeling, the Dietary Supplement Health and Education Act amends, for dietary supplements, the Nutrition Labeling and Education Act by providing that "statements of nutritional support," also referred to as "structure/function claims," may be used in dietary supplement labeling without Food and Drug Administration pre-approval, provided certain requirements are met. These statements may describe how particular dietary ingredients affect the structure or function of the body, or the mechanism of action by which a dietary ingredient may affect body structure or function, but may not state a drug claim, i.e., a claim that a dietary supplement will diagnose, mitigate, treat, cure or prevent a disease. A company making a "statement of nutritional support" must possess substantiating evidence for the statement, disclose on the label that the Food and Drug Administration has not reviewed the statement and that the product is not intended for use for a disease and notify the Food and Drug Administration of the statement within 30 days after its initial use. It is possible that the statements presented in connection with product descriptions on participating retailers' web sites may be determined by the Food and Drug Administration to be drug claims rather than acceptable statements of nutritional support. In addition, some of our participating retailers may incorporate objectionable statements directly in their product names or on their products' labels, or otherwise fail to comply with applicable manufacturing, labeling and registration requirements for over-the-counter or homeopathic drugs or dietary supplements. As a result, the participating retailer may have to remove objectionable statements or products from its site or modify these statements, or product names or labels, in order to comply with Food and Drug Administration regulations. Such changes could interfere with our marketing efforts and could cause a material adverse effect to our financial results.

         In addition, the Dietary Supplement Health and Education Act allows the dissemination of "third party literature" in connection with the sale of dietary supplements to consumers at retail if the publication meets statutory requirements. Under the Dietary Supplement Health and Education Act, "third party literature" may be distributed if, among other things, it is not false or misleading, no particular manufacturer or brand of dietary supplement is promoted, a balanced view of available scientific information on the subject matter is presented and there is physical separation from dietary supplements in stores. The extent to which this provision may be used by online retailers is not yet clear, and we cannot provide an assurance to you that all pieces of "third party literature" that may be disseminated in connection with the products sold by our participating retailers will be determined to be lawful by the Food and Drug Administration. Any such failure could render the involved product an unapproved drug or a "misbranded" product, potentially subjecting them to enforcement action by the Food and Drug Administration, and could require the removal of the noncompliant literature from the participating retailer's web site or the modification of their selling methods, thus interfering with our continued marketing of that retailer and causing a material adverse effect to our financial results. Given the fact that the Dietary Supplement Health and Education Act was enacted only five years ago, the Food and Drug Administration's regulatory policy and enforcement positions on certain aspects of the new law are still evolving. Moreover, ongoing and future litigation between dietary supplement companies and the Food and Drug Administration will likely further refine the legal interpretations of the Dietary Supplement Health and Education Act. As a result, the regulatory status of certain types of dietary supplement products, as well as the nature and extent of permissible claims will remain unclear for the foreseeable future. Two areas in particular that pose potential regulatory risk are the limits on claims implying some benefit or relationship with a disease or related condition and the application of the physical separation requirement for "third party literature" as applied to Internet sales.

         In addition to the regulatory scheme under the Food, Drug and Cosmetic Act, the advertising and promotion of dietary supplements, foods, over-the-counter drugs and cosmetics is subject to scrutiny by the Federal Trade Commission. The Federal Trade Commission Act prohibits "unfair or deceptive" advertising or marketing practices, and the Federal Trade Commission has pursued numerous food and dietary supplement manufacturers and retailers for deceptive advertising or failure to substantiate promotional claims, including, in many instances, claims made via the Internet. The Federal Trade Commission has the power to seek administrative or judicial relief prohibiting a wide variety of claims, to enjoin future advertising, to seek redress or restitution payments and to seek a consent order and seek monetary penalties for the violation of a consent order. In general, existing laws and regulations apply fully to transactions and other activity on the Internet. The Federal Trade Commission is in the process of reviewing its policies regarding the applicability of its rules and its consumer protection guides to the Internet and other electronic media. The Federal Trade Commission has already undertaken a new monitoring and enforcement initiative, "Operation Cure-All," targeting allegedly false health claims for products and treatments offered for sale on the Internet. Many states impose their own labeling or safety requirements that differ from or add to existing federal requirements.

         We cannot predict the nature of any future U.S. laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. Although the regulation of dietary supplements is less restrictive than that of drugs and food additives, we can make no assurance that the current statutory scheme and regulations applicable to dietary supplements will remain less restrictive. Further, we can make no assurance that, under existing laws and regulations, or if more stringent statutes are enacted, regulations are promulgated or enforcement policies are adopted, our participating retailers are or will be in compliance with these existing or new statutes, regulations or enforcement policies. Any laws, regulations, enforcement policies, interpretations or applications applicable to our participating retailers' business could require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation, all of which could have a material adverse effect on our financial results.

Employees

         We are a development stage company and currently have no employees. Management plans to use independent consultants and attorneys, rather than in-house counsel, to prepare the reports necessary to keep the Company current in its Exchange Act reporting. Management further plans to use independent accountants, rather than hire an in-house accountant, to prepare its financial statements for inclusion in its Exchange Act reports, as well as for dealing with all accounting matters. Management's criteria for choosing such independent consultants, attorneys, and accountants will include the following guidelines: they should have at least five years of experience in consulting, law practice, or accounting, respectively, and should have previous experience preparing reports and financial statements for small public companies. Management currently anticipates that such outside advisors will be hired for approximately one year, though extensions may be necessary if the Company's operations cannot justify hiring full-time, in-house staff for these functions. We may hire marketing employees based on the projected size of the market and expect to base the compensation on what is necessary to hire and retain qualified sales employees.

--------------------------------------------------------------------------------
                             DESCRIPTION OF PROPERTY
--------------------------------------------------------------------------------

Facilities

         We currently utilize office space in the house of our Chief Operating Officer for which the Company does not pay any rent. Our mailing address is 11693 San Vicente Blvd., Suite 310, Los Angeles, CA 90049 and our phone number is (253) 660-3085. We intend to obtain limited office space, from where we will conduct our operations and implement our current business plan, upon the closing of this Offering.

Intellectual Property Rights

         Under the terms of the Beta Site Agreement, we will own the Beta Site design and all related graphic art, HTML code, and any other software developed for us by Webmaster for our prototype online shopping mall. Under the terms of the Fluidesign Agreement, we will own the web site design and related software being developed by Fluidesign for our online shopping mall.

         We intend to register our service marks, iGoHealthy and HealthyBucks, with the United States Patent and Trademark Office.


--------------------------------------------------------------------------------
                              AVAILABLE INFORMATION
--------------------------------------------------------------------------------

         iGoHealthy.com has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information contained in the Registration Statement. For further information regarding iGoHealthy.com and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement contained in this Prospectus with respect to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for its complete terms and conditions.

       iGoHealthy.com, Inc. will be subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith will file reports and other information with the Commission. Reports, proxy statements and other information filed by us can be inspected and copied on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices:
7 World Trade Center, Suite 1300, New York, N.Y. 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. 60661-2511. Such material can also be inspected at the New York, Boston, Midwest, Pacific and Philadelphia Stock Exchanges. Copies can be obtained from the Commission by mail at prescribed rates. Request should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

--------------------------------------------------------------------------------
           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

         The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus. The financial information presented is for the period June 13, 1996 (inception) to October 31, 2000. Our fiscal year end is December 31.

Overview

         We are a development stage company, which is establishing an online, incentive-based shopping mall of health-related retailers. Consumers who become our members will be able to access our shopping mall through our web site, www.iGoHealthy.com. Our online shopping mall will offer our members access to a broad range of retailers offering quality health-related merchandise and services. Members will be able to earn discounts in the form of HealthyBucks on most purchases they make through our online shopping program. Our web site is currently under development and will not be accessible to potential members through the Internet until the Offering described in this Prospectus is completed.

         We began to execute on the current business plan on August 1, 2000 and recorded a name change on October 16, 2000, but we have not yet begun operating our shopping mall. We expect to launch our web site and become operational upon closing of the Offering described in this Prospectus. Since the inception of our current business plan, we have been engaged primarily in planning our operations, establishing a prototype web site, negotiating agreements with prospective retail affiliates and capital raising activities. We have no operating revenue to date and do not expect to be able to generate revenue until the commercial launch of our web site.

         During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations:

     * complete technical development of our web site and the design of the web site user interface;

     *    develop and maintain relationships with affiliated retailers;

     * add any additional functionality to our web site that may be warranted in order to remain competitive;

     * generate traffic to our web site through marketing and promotional activities;

     *    hire  and  train   additional   staff,   including   marketing  staff,
          administrative personnel and technical developers; and

     *    identify new facilities for our business, if necessary.

         Each of these steps present significant risks with respect to our ability to implement our plan of operations which are discussed in the "Risk Factors" section of this Prospectus. You should carefully review these risks prior to participating in the Offering.

         We have a limited operating history on which you can base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as private equity markets. iGoHealthy.com will encounter various risks in implementing and executing its business strategy. We cannot assure you that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

Results of Operations

         For the 10-months ended October 31, 2000, we recorded an operating loss of $(19,226). This lack of profitability is largely attributable to general and administrative expenses associated with a start up venture. We did not generate any revenues during this period. Net loss per share of Common Stock was approximately $(0.01) for the 10-months ended October 31, 2000. We expect to continue to operate at a loss through fiscal 2001. Further, there can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future.

Capital Resources and Liquidity

         At October 31, 2000, we had current assets of $29,312 and total assets of $54,937. These assets consist of cash on hand of $29,312 and $25,625 for work-in-process related to the web site design and development. Net stockholders' equity in iGoHealthy.com was $29,937 at October 31, 2000. We remain in the development stage and, since inception, have experienced no significant change in liquidity, capital resources or shareholders' equity.

         Cash flow provided from the issuance of Common Stock was $37,500 for the period ended October 31, 2000. On October 27, 2000 we received an aggregate total of $37,500 from five accredited investors in connection with closing on a private placement of securities exempt from registration under Rule 506 under Regulation D of the Securities Act, as amended. The proceeds from this Offering will used for the prototype web site development, purchase of a computer and office equipment, and working capital purposes, including general and administrative expenses.

Cash Requirements and Additional Funding

         As of December 8, 2000, our principal commitments consisted of our agreement with Stephen Davis, our prototype web site designer; Fluidesign, our commercial web site design and development company; and HealthyUSA, Inc., in connection with the sale and assignment of the Company's domain name, as described below under the heading "Certain Relationships and Related Transactions" beginning on page 44, and our liability for the legal fees of our counsel in connection with this Offering. Although we have no material commitments for capital expenditures, we anticipate a substantial increase in our capital expenditures consistent with anticipated growth in operations, infrastructure and personnel. Additionally, we will continue to evaluate expanding our sales and marketing programs. Our capital requirements will depend on many factors, including:

     *    the rate of market acceptance of our online shopping program;

     * the amount of expenditures that will be needed for marketing and promoting our shopping program and our brand name;

     *    the costs required to maintain and upgrade our technology; and

     * potential changes in economic, regulatory or competitive conditions of our planned business.

         However, there is no assurance that the company will be successful in any such effort.

         Internally generated cash flows from our operations have been and continue to be insufficient for the Company's cash needs. It is expected that we will generate cash flows from operations in the foreseeable future, but we cannot provide assurance as to the period of time that any such cash flows will be sufficient to cover our cash requirements. We have historically relied upon financing provided by our Officers and Directors to supplement our operations. We will most likely rely on external financing to supplement our operations.

         Our current cash forecasts for the Company indicate that there will be negative cash flow from operations for the foreseeable future. We believe that capital already contributed in addition to proceeds from this Offering will be sufficient to meet our anticipated needs for working capital, capital expenditures and business development for the next twelve months. In the future, we may be required to seek additional capital by selling debt or equity securities, curtailing operations, selling assets, or otherwise be required to bring cash flows in balance when it approaches a condition of cash insufficiency. The sale of additional equity securities, if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that financing will be available in amounts or on terms acceptable to us, or at all.

Expected Purchases of Capital Equipment

         Our significant equipment purchases are limited to computer hardware. Computer equipment will be required for the development of our web site and thereafter, for operation of our web site. Within the next twelve months, we expect to purchase up to $10,000 worth of additional computers to operate our web site. We will also purchase personal computers, at a cost of $1,200 per unit, for each additional employee we hire during this period.

--------------------------------------------------------------------------------
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

         In June, 1996 Mr. Tannous and Mr.Glaser were each issued 700,000 shares of our Common Stock in consideration for an aggregate amount of $1,400 cash.

         We currently utilize office space in the house of our Chief Operating Officer for which the Company does not pay any rent. In addition, Messrs.
Tannous and Glaser both provided management services to the Company without consideration being paid from the Company. Related to these services, iGoHealthy.com, Inc. has recorded operating expenses of $10,413, which represent the fair market value of these services.

         On September 5, 2000 we entered into a Contract for Services agreement (the "Beta Site Agreement") with Stephen Davis ("Webmaster"). Upon execution of the Beta Site Agreement, Mr. Glaser advanced to the Company $5,000 which was paid to Webmaster as a down payment. On October 3, 2000, Mr. Glaser advanced to the Company an additional $6,000 which was also paid to Webmaster as a progress payment pursuant to the terms of the Beta Site Agreement. On October 25, 2000, Mr. Tannous advanced the Company the sum of $4,000 which was paid to Webmaster as a second progress payment for work completed. These advances, totaling $15,000, were repaid by the Company on November 1, 2000.

         On October 13, 2000, we entered into a retainer agreement with the Law Offices of Naser J. Khoury for the purpose of having all documents in connection with the private placement prepared. Upon executing the retainer agreement, a down payment of $1,000 was advanced to the Company by Mr. Tannous. On October 20, 2000, Mr. Tannous advanced an additional $4,000 to the Company which was used to pay the outstanding balance on the retainer. These advances, totaling $5,000, were repaid by the Company on November 1, 2000.

         As partial consideration for legal services rendered, Naser J. Khoury was issued 3,000 shares of our Common Stock. Naser J. Khoury is the cousin of our President, Farid E. Tannous.

         On October 28, 2000, David E. Tannous, CPA, was retained for the purpose of preparing and filing with the Internal Revenue Service the Company's tax returns for the past four years. As consideration for services rendered, David E. Tannous was paid $2,600 and issued 2,000 shares of our Common Stock. David E. Tannous is the brother of our President, Farid E. Tannous.

         On October 30, 2000 we entered into an agreement with HealthyUSA, Inc. to purchase the Internet domain name, iGoHealthy.com. This Agreement provides for HealthyUSA to sell and assign all rights and title to the domain name to the Company for the purchase price of $10,000.00, as mutually agreed upon by both parties, based upon review of an appraisal report dated October 30, 2000 prepared by GreatDomains.com, Inc., an independent appraiser. In connection with the purchase of the domain name, the Company issued a promissory note in the amount of $10,000.00 to HealthyUSA, Inc., interest rate of six (6%) percent, and maturity date of April 30, 2001, subject to terms and conditions set forth therein. On November 10, 2000, pursuant to the terms of the Agreement, the Company made a partial payment of $2,000 to HealthyUSA, leaving a balance of $8,000 outstanding under the Promissory Note. Bill Glaser is the President and Chief Executive Officer of HealthyUSA, Inc.


--------------------------------------------------------------------------------
                          MARKET FOR COMMON EQUITY AND
                           RELATED STOCKHOLDER MATTERS
--------------------------------------------------------------------------------

         No established public trading market exists for iGoHealthy.com's Common Stock. We have no Common Stock subject to outstanding purchase options or warrants. We have no securities convertible into Common Stock. Except for this Offering, there is no Common Stock that is being, or has been publicly proposed to be, publicly offered.

         As of December 8, 2000, there were 1,710,000 shares of Common Stock outstanding, held by ten shareholders of record.


--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

         No Officer or Director has received any remuneration from us. Although there is no current plan in existence, it is possible that we will adopt a plan to pay or accrue compensation to our Officers and Directors for services related to the implementation of our business plan. The Officers and Directors will not receive any compensation from funds, if any, raised in this Offering. We have no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of Directors, Officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. We have no employment contract or compensatory plan or arrangement with any executive Officer of iGoHealthy.com. The Directors currently do not receive any cash compensation for their services as members of the Board of Directors. There is no compensation committee, and no compensation policies have been adopted.


--------------------------------------------------------------------------------
                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE
--------------------------------------------------------------------------------

         Since our inception, there have been no changes in accountants nor have there been any disagreements with our current accountants regarding any matter of account principles or practices, financial statement disclosure, or auditing scope or procedure.

--------------------------------------------------------------------------------
                              FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
         The Financial Statements required by Item 310 of Regulation S-B are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. The following Financial Statements pertaining to iGoHealthy.com, Inc. are filed as part of this
Prospectus:

                                                           iGOHEALTHY.COM, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                                       CONTENTS
                                                               October 31, 2000

-------------------------------------------------------------------------------

                                                                  Page
                                                                ------
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                 F-2

FINANCIAL STATEMENTS

     Balance Sheet                                                 F-3

     Statements of Operations                                      F-4

     Statements of Stockholders' Equity                            F-5

     Statements of Cash Flows                                      F-6

     Notes to Financial Statements                                 F-7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
iGoHealthy.com, Inc.


We have audited the accompanying balance sheet of iGoHealthy.com, Inc. (a development stage company) as of October 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the 10 months then ended, and for the period from June 13, 1996 (inception) to October 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iGoHealthy.com, Inc. as of October 31, 2000, and the results of its operations and its cash flows for the 10 months then ended, and for the period from June 13, 1996 (inception) to October 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the 10 months ended October 31, 2000, the Company incurred a net loss of $19,226, it had negative cash flows from operations of $8,188, and it had an accumulated deficit of $20,626. These factors, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Singer Lewak Greenbaum & Goldstein LLP
--------------------------------------------
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
November 22, 2000


                                                                                 iGOHEALTHY.COM, INC.
                                                                        (A DEVELOPMENT STAGE COMPANY)
                                                                                        BALANCE SHEET
                                                                                     October 31, 2000

-----------------------------------------------------------------------------------------------------


                                     ASSETS

Current assets
     Cash                                                                 $           29,312
                                                                          ------------------

         Total current assets                                                         29,312

Work-in-process                                                                       25,625
                                                                          ------------------

                  Total assets                                            $           54,937
                                                                          ==================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Advances from officers                                               $           15,000
     Note payable - related party                                                     10,000
                                                                          ------------------

         Total current liabilities                                                    25,000
                                                                          ------------------

Stockholders' equity
     Preferred stock, $0.001 par value
         5,000,000 shares authorized
         no shares issued and outstanding                                                  -
     Common stock, $0.001 par value
         50,000,000 shares authorized
         1,710,000 shares issued and outstanding                                       1,710
     Additional paid-in capital                                                       48,853
     Deficit accumulated during the development stage                                (20,626)
                                                                          ------------------

              Total stockholders' equity                                              29,937
                                                                          ------------------

                  Total liabilities and stockholders' equity              $           54,937
                                                                          ==================




              The accompanying notes are an integral part of these
                             financial statements.


                                                                                               iGOHEALTHY.COM, INC.
                                                                                      (A DEVELOPMENT STAGE COMPANY)
                                                                                           STATEMENTS OF OPERATIONS
                                                                       For the 10 Months Ended October 31, 2000 and
-------------------------------------------------------------------------------------------------------------------
                                                  for the Period from June 13, 1996 (Inception) to October 31, 2000

-------------------------------------------------------------------------------------------------------------------

                                                                                                For the
                                                                                            Period from
                                                                            For the             June 13,
                                                                         10 Months               1996
                                                                            Ended          (Inception) to
                                                                        October 31,         October 31,
                                                                             2000                 2000
                                                                       -------------      ----------------

Operating expenses                                                     $     19,226          $    20,626
                                                                       ------------          -----------

Net loss                                                               $   (19,226)          $  (20,626)
                                                                       ===========           ==========

Basic and diluted
     Loss per common share                                             $    (0.014)          $   (0.015)
                                                                       ===========           ==========

     Weighted-average common shares outstanding                          1,401,205            1,400,283
                                                                       ============          ===========


              The accompanying notes are an integral part of these
                             financial statements.


                                                                                               iGOHEALTHY.COM, INC.
                                                                                      (A DEVELOPMENT STAGE COMPANY)
                                                                                 STATEMENTS OF STOCKHOLDERS' EQUITY
                                                  For the Period from June 13, 1996 (Inception) to October 31, 2000
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                                                     Deficit
                                                                                   Accumulated
                                                                  Additional        during the
                                       Common Stock                 Paid-In        Development
                             ---------------------------------
                                 Shares            Amount           Capital           Stage             Total
                             ---------------   ---------------  ----------------  ---------------  ----------------

Balance, June 13, 1996
   (inception)                             -   $             -  $              -  $             -  $              -

Issuance of common
   stock to founders
   for cash                        1,400,000             1,400                             (1,400)                -
                             ---------------   ---------------  ----------------  ---------------  ----------------

Balance, December 31,
   1996, 1997, 1998,
   and 1999                        1,400,000             1,400                 -           (1,400)                -

Issuance of common
   stock for web site
   development costs                   5,000                 5               620                                625

Issuance of common
   stock for services
   rendered                            5,000                 5               620                                625

Issuance of common
   stock for cash                    300,000               300            37,200                             37,500

Services provided
   by officers                                                            10,413                             10,413

Net loss                                                                                  (19,226)
                             ---------------   ---------------  ----------------  ---------------           --------
(19,226)

Balance, October 31,
   2000                            1,710,000     $      1,710        $    48,853    $     (20,626)      $    29,937
                             -==============   ===============  ================   ==============           =========




              The accompanying notes are an integral part of these
                             financial statements.


                                                                                               iGOHEALTHY.COM, INC.
                                                                                      (A DEVELOPMENT STAGE COMPANY)
                                                                                           STATEMENTS OF CASH FLOWS
                                                                       For the 10 Months Ended October 31, 2000 and
-------------------------------------------------------------------------------------------------------------------
                                                  for the Period from June 13, 1996 (Inception) to October 31, 2000

-------------------------------------------------------------------------------------------------------------------

                                                                                                     For the
                                                                                                Period from
                                                                                     For the       June 13,
                                                                                  10 Months           1996
                                                                                     Ended      (Inception) to
                                                                                 October 31,     October 31,
                                                                                      2000            2000
                                                                                -------------   -------------
Cash flows from operating activities
     Net loss     $                                                                  (19,226)    $   (20,626)
     Adjustments to reconcile net loss to net cash
         used in operating activities
              Services provided by officers                                            10,413          10,413
              Issuance of common stock for services rendered                              625           2,025
                                                                                -------------    ------------

                  Net cash used in operating activities                               (8,188)         (8,188)
                                                                                ------------     -----------

Cash flows from financing activities
     Cash received for common stock                                                    37,500          37,500
     Payments to officers                                                             (5,588)         (5,588)
     Proceeds from officers                                                             5,588           5,588
                                                                                -------------    ------------

                  Net cash provided by financing activities                            37,500          37,500
                                                                                -------------    ------------

                      Net increase in cash                                             29,312          29,312

Cash, beginning of period                                                                   -               -
                                                                                -------------    ------------

Cash, end of period                                                             $      29,312    $     29,312
                                                                                =============    ============





              The accompanying notes are an integral part of these
                             financial statements.

                                                           iGOHEALTHY.COM, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                  NOTES TO FINANCIAL STATEMENTS
                                                               October 31, 2000
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

         iGoHealthy.com, Inc., a Colorado corporation, is a development stage company in the process of developing an Internet-based shopping mall for health-related retailers. Through its shopping mall, web users that register as its members will be able to make purchases of health-related merchandise and services from a carefully selected group of quality retailers. Management intends to capitalize on the extraordinary growth of online retailing, which is projected to continue expansion. The Company was founded on June 13, 1996 as Centurion Properties Development Corporation and was initially capitalized with $1,400 in cash, which was used to pay organization costs. The Company remained dormant until October 16, 2000 when its name was changed to iGoHealthy.com and it began developing its current business plan. The Company has had no significant business activity to date.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation
         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. During the 10 months ended October 31, 2000, the Company incurred a net loss of $19,226, it had negative cash flows from operations of $8,188, and it had an accumulated deficit of $20,626. These factors raise substantial doubt about the Company's ability to continue as a going concern.

         Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Successful completion of the Company's development program and its transition to the attainment of profitable operations is dependent upon the Company achieving a level of sales adequate to support the Company's cost structure. In addition, realization of a major portion of the assets in the accompanying balance sheet is dependent upon the Company's ability to meet its financing requirements and the success of its plans to sell products. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

         In order to alleviate substantial concern about its ability to continue as a going concern, management plans to raise additional equity capital and continue to develop its products.

         Start-Up Costs
         Start-up costs include legal and professional fees. In accordance with Statement of Position 98-5, "Costs of Start-Up Activities," these costs have been expensed as incurred.

         Cash Equivalents
         For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         Work-in-Process
         Work-in-process consists of costs incurred to implement the Company's web site. The Company has not recorded depreciation as its web site has not yet been placed into service.

         Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment will be reflected in the statement of operations if they occur.

                                                           iGOHEALTHY.COM, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                  NOTES TO FINANCIAL STATEMENTS
                                                               October 31, 2000
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Advertising Costs
         Advertising costs will be expensed as incurred. The Company has not yet incurred any advertising costs.

         Estimates
         The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

         Loss per Share
         During the 10 months ended October 31, 2000, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." Basic loss per share is computed by dividing the loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same.

         Income Taxes
         The Company uses the asset and liability method of accounting for income taxes. The asset and liability method accounts for deferred income taxes by applying enacted statutory rates in effect for periods in which the difference between the book value and the tax bases of assets and liabilities are scheduled to reverse. The resulting deferred tax asset or liability is adjusted to reflect changes in tax laws or rates. Because the Company is in the development stage and has incurred a loss from operations, no benefit is realized for the tax effect of the net operating loss carry-forward due to the uncertainty of its realization.

         Comprehensive Income
         For the 10 months ended October 31, 2000, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any of the items of comprehensive income in any period presented.

         Recently Issued Accounting Pronouncements
         In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition," to provide guidance on the recognition, presentation, and disclosure of revenue in financial statements. Changes in accounting to apply the guidance in SAB No. 101 may be accounted for as a change in accounting principle effective January 1, 2000. Management has not yet determined the complete impact of SAB No. 101 on the Company; however, management does expect that application of SAB No. 101 will have a material effect on the Company's revenue recognition and results of operations.

                                                          iGOHEALTHY.COM, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)
                                                 NOTES TO FINANCIAL STATEMENTS
                                                              October 31, 2000
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Recently Issued Accounting Pronouncements (Continued)
         -----------------------------------------
         In March 2000, the FASB issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation," (an Interpretation of Accounting Principles Bulletin Opinion No. 25 ("APB 25")) ("FIN 44"). FIN 44 provides guidance on the application of APB 25, particularly as it relates to options. The effective date of FIN 44 is July 1, 2000, and the Company has adopted FIN 44 as of that date.

         In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company.

         In June 2000, the FASB issued SFAS No. 139, "Rescission of FASB Statement No. 53 and Amendments to Statements No. 63, 89, and 121." This statement is not applicable to the Company.

         In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125." This statement is not applicable to the Company.

NOTE 3 - CASH

         The Company maintains cash deposits at a bank based in New York. Deposits at the bank are insured by the Federal Deposit Insurance Corporation up to $100,000. As of October 31, 2000, the Company did not have any uninsured cash.

NOTE 4 - NOTE PAYABLE

         During the 10 months ended October 31, 2000, the Company purchased an Internet domain name that was financed through a note payable from a related party bearing a fixed interest rate of 6%, due at the earlier of the Company's initial public offering or April 30, 2001.

NOTE 5 - STOCKHOLDERS' EQUITY

         During June 1996, the Company issued 1,400,000 shares of common stock to the Company's founders in exchange for cash.

         In connection with a private placement in October 2000, the Company sold 300,000 shares at $0.125 per share for total gross proceeds of $37,500. The Company paid no commissions or fees in connection with the private placement.

         In September 2000, the Company entered into a consulting agreement with a web site designer in order to design and implement a prototype web site for the Company. As of October 31, 2000, the Company has paid $15,000 and issued 5,000 shares of common stock to this designer. The stock was valued at $625, which has been capitalized as work-in-process.

         In October 2000, the Company issued 3,000 shares of common stock to a law firm in exchange for services rendered valued at $375.

         In October 2000, the Company issued 2,000 shares of common stock for financial services valued at $250.

                                                           iGOHEALTHY.COM, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                  NOTES TO FINANCIAL STATEMENTS
                                                               October 31, 2000
--------------------------------------------------------------------------------

NOTE 6 - RELATED PARTY TRANSACTIONS

         The Company utilizes office space in the house of its Chief Operating Officer. The Company does not pay any rent for such office space. In addition, certain officers provided management services for the Company without consideration being paid from the Company. Related to these services, the Company has recorded operating expenses of $10,413, which represent the fair market value of these services.

         At October 31, 2000, the Company owed $15,000 to officers of the Company. This amount due does not accrue interest and is presented as "advances to officers" on the accompanying balance sheet.

NOTE 7 - INCOME TAXES

         Significant components of the Company's deferred tax assets and liabilities for income taxes consisted of the following at October 31, 2000:

                  Deferred tax assets
                      Operating losses                        $       8,250
                      Valuation allowance                             8,250
                                                              -------------

                           Net deferred tax assets            $           -
                                                              =============

         The federal operating loss carry-forward at October 31, 2000 was $20,626. This operating loss was incurred during an interim period and may not reflect true net operating losses at the taxable year-end.

NOTE 8 - YEAR 2000 ISSUE

         The Company has completed a comprehensive review of its computer systems to identify the systems that could be affected by ongoing Year 2000 problems. Upgrades to systems judged critical to business operations have been successfully installed. To date, no significant costs have been incurred in the Company's systems related to the Year 2000.

         Based on the review of the computer systems, management believes all action necessary to prevent significant additional problems has been taken. While the Company has taken steps to communicate with outside suppliers, it cannot guarantee that the suppliers have all taken the necessary steps to prevent any service interruption that may affect the Company.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Information on this item is set forth in Prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


                  Description                                          Amount to be Paid
                  ------------                                         -----------------

                  Filing Fee - Securities and Exchange Commission          $          66
                  Attorney's fees and expenses                                    10,000
                  Standard & Poor's listing fees                                   4,000
                  Accountant's fees and expenses                                   2,500
                  Transfer agent's and registrar fees and expenses                 1,500
                  Printing and engraving expenses                                  1,000
                  Miscellaneous expenses                                             934
                                                                              ----------
                  Total                                                       $   20,000
                                                                              ==========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Set forth below is information regarding the issuance and sales of iGoHealthy.com securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

         In June, 1996, the Company issued 700,000 shares of Common Stock to Bill Glaser and 700,000 shares of Common Stock to Farid E. Tannous in connection with the formation of the Company for an aggregate amount of $1,400 in cash consideration. We believe that these transactions were exempt from registration pursuant to Section 4(2) of the Securities Act as the recipients had sufficient knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in the Company, and since the transactions were non-recurring and privately negotiated.

         On October 17, 2000, iGoHealthy.com issued an aggregate total 10,000 shares of Common Stock to three individuals, two of which are related to Farid
E. Tannous, as partial payment, in addition to cash, for services rendered. David E. Tannous is the brother, and Naser J. Khoury is the cousin, of our President, Farid E. Tannous. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as transactions by an Issuer not involving a public offering.

         On October 30, 2000, iGoHealthy.com issued a total 300,000 shares of Common Stock to five accredited investors in consideration for an aggregate amount of $37,500 in gross proceeds in connection with closing on a private placement of securities exempt from registration under Rule 506 under Regulation D promulgated under the United States Securities Act of 1933, as amended.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits
         Exhibit
         No.        Description of Exhibit
         3.1*       Articles of Incorporation
         3.2*       By-laws
         3.3*       Amendment to the Articles of Incorporation of iGoHealthy.com
         4.1*       Specimen of Common Stock Certificate
         4.2*       Form of Stock Subscription Agreement
         4.3*       Form of Private Placement Subscription Agreement
         4.3.1*     Private Placement Subscription Agreement signature page for Harbinder Singh Branch
         4.3.2*     Private Placement Subscription Agreement signature page for Kenneth Arthur Butterfield
         4.3.3*     Private Placement Subscription Agreement signature page for Patrick Moriarity
         4.3.4*     Private Placement Subscription Agreement signature page for Patrick Moriarity, Jr.
         4.3.5*     Private Placement Subscription Agreement signature page for Eilish Levene
         5.1*       Opinion Letter issued by Vanderkam & Sanders
         10.1*      Contract for Services Agreement between Stephen Davis and iGoHealthy.com, Inc.
         10.2*      Domain Name Sale and Assignment Agreement between HealthyUSA, Inc. and iGoHealthy.com, Inc.
         10.3*      Promissory Note between HealthyUSA, Inc. and iGoHealthy.com, Inc.
         10.4*      Web Site Development and Services Agreement between Fluidesign and iGoHealthy.com, Inc.
         23.1*      Consent of Singer Lewak Greenbaum & Goldstein LLP, Certified Public Accountants
         23.2*      Consent of Counsel (See Exhibit 5.1)
         27.1*      Financial Data Schedule

      * Filed herewith

ITEM 28.  UNDERTAKINGS

        The undersigned registrant hereby undertakes:

     1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

          a) To include any Prospectus required by section 10(a)(3) of the Securities Act;

          b)   To  reflect  in  the   prospects   any  facts  or  events  which,
               individually or together, represent a fundamental change in the information in the Registration Statement; and

          c) To include any additional or changed material information on the plan of distribution.

     2) For determining liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new Registration Statement for the securities offered in the Registration Statement, and the Offering of such securities at the time as the initial bona fide offering of those securities.

     3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     4) For determining liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of the Registration Statement pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, iGoHealthy.com, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Los Angeles, California on the December 8, 2000.

                                           iGOHEALTHY.COM, INC.

                                       By:   /s/ Farid E. Tannous
                                            ---------------------
                                            Farid E. Tannous
                                            Chief Executive Officer, President,
                                            Treasurer, and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                        Title                                 Date
---------                       --------                            ----------

 /s/ Farid E. Tannous       Chief Executive Officer,
________________________    President, Treasurer, and Director  December 8, 2000
     Farid E. Tannous

/s/ Bill Glaser             Chief Operating Officer,
________________________    Secretary, and Director             December 8, 2000
    Bill Glaser